Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of November 21, 2019, is by and among Workhorse Group Inc., a Nevada corporation with offices located at 100 Commerce Drive, Loveland, Ohio 45140 (the “Company”), and each of the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).
RECITALS
A.The Company has authorized a new series of 4.50% Senior Secured Convertible Notes in the form attached hereto as Exhibit A (the “Convertible Notes”), which Convertible Notes shall be convertible into shares of the Company’s common stock, par value $0.001 per share (together with any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock, the “Common Stock”) (such underlying shares of Common Stock issuable pursuant to the terms of the Convertible Notes, including, without limitation, upon conversion, redemption, payment of interest or otherwise, collectively, the “Conversion Shares”).
B. The Company has authorized the issuance of shares of its Common Stock to the Buyers in connection with this Agreement.
C. The Company has authorized the issuance of Warrants to purchase Common Stock in the form attached hereto as Exhibit B (the “Warrants”), which Warrants shall be exercisable upon a redemption of the Convertible Notes for shares of Common Stock in accordance with the terms thereof (such underlying shares of Common Stock issuable upon exercise of a Warrant, collectively, the “Warrant Shares” and, together with the Conversion Shares, the “Underlying Shares”).
D. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the aggregate principal amount of Convertible Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.
E. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, a Warrant.
F. At the Closing (as defined below), the parties hereto shall execute and deliver a Security Agreement, in the form attached hereto as Exhibit C (the “Security Agreement”), pursuant to which the Company has agreed to grant a first priority security interest to the holders of the Convertible Notes in substantially all of its assets.
G. At or before the Closing, each of the officers and directors of the Company and Stephen S. Burns shall execute and deliver a Voting Agreement, in the form attached hereto as Exhibit D (the “Voting Agreement”), pursuant to which such parties shall agree to vote their shares of the Company’s Common Stock in favour of providing the Requisite Stockholder Approval (as defined in the Convertible Notes).
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H. The Convertible Notes, Warrants, Conversion Shares and Warrant Shares are collectively referred to herein as the “Securities.”
I. The Company and each Buyer is executing and delivering this Agreement in reliance upon the effective registration statement on Form S-3 (Commission File No. 333-213100) (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “1933 Act”), for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the 1933 Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act, and the prospectus supplement (the “Prospectus Supplement”) complying with Rule 424(b) of the 1933 Act that is delivered by the Company to each Buyer in connection with the execution and delivery of this Agreement, including the documents incorporated by reference therein, and that is filed with the SEC.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Buyer hereby agree as follows:
1.PURCHASE AND SALE OF PURCHASED SECURITIES.
(a) Purchase of Purchased Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date the following Securities (collectively, the “Purchased Securities”):
(i) the aggregate principal amount of Convertible Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers; and
(ii) a Warrant exercisable for a number of Warrant Shares calculated in accordance with the terms of such Warrant.
(b) Closing.  The closing (the “Closing”) of the purchase of the Purchased Securities by the Buyers shall occur at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022. The date and time of the Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and each Buyer); provided that in no event shall the Closing Date be later than December 9, 2019 (or such other date as is mutually agreed to by the Company and each Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
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(c) Securities Purchase Price.  The aggregate purchase price for the Purchased Securities to be purchased by each Buyer (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers.
(d) Form of Payment for Purchased Securities.  On the Closing Date, (i) each Buyer shall pay its respective Purchase Price to the Company for the Purchased Securities to be issued and sold to such Buyer at the Closing set forth opposite such Buyer’s name in column (4) and column (5) on the Schedule of Buyers on the Closing Date, as applicable, by wire transfer of immediately available funds in accordance with the Flow of Funds Letter (as defined below) and (ii) the Company shall:
(A) deliver to each Buyer the aggregate principal amount of Convertible Notes as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, duly executed on behalf of the Company and registered in the name of such Buyer or its designee; and
(B) deliver to each Buyer a Warrant, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.
(e) Purchase Price Allocation.  Each Buyer and the Company agree that the Convertible Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Code. The Buyers and the Company mutually agree that the allocation of the issue price of such investment unit between the Convertible Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be as set forth on the Schedule of Buyers, and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.
2. BUYER’S REPRESENTATIONS AND WARRANTIES.
Each Buyer, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:
(a) Organization; Authority.  Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b) Validity; Enforcement.  This Agreement and the Security Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
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(c) No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Security Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:
(a) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act. The Company has complied, to the SEC’s satisfaction with all requests of the SEC for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the SEC. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) was filed with the SEC, or, if later, at the time the Registration Statement was originally filed with the SEC, the Company met the then-applicable requirements for use of Form S-3 under the 1933 Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time they were or hereafter are filed with the SEC, or became effective under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the case may be, complied and will comply in all material respects with the requirements of the 1934 Act.
(b) Disclosure. The Prospectus Supplement when filed complied in all material respects with the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement (including any Prospectus wrapper), as of its date, did not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no contracts or other documents required to be described in the Prospectus Supplement or to be filed as an exhibit to the Registration Statement which have not been described or filed as required. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its Subsidiaries (as defined below) or any of their respective businesses, properties, liabilities, prospects, operations
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(including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of any shares of Common Stock and which has not been publicly announced, (ii) could have a material adverse effect on any Buyer’s investment hereunder or (iii) could have a Material Adverse Effect.
(c) Organization and Qualification.  Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below).  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents.  Other than the Persons (as defined below) set forth on Schedule 3(c), the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X.  “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”  For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.
(d) Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof.  Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party.  The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Notes and Warrants, the reservation for issuance and issuance of the Underlying Shares issuable upon conversion of the Convertible Notes and Warrants, as applicable) have been duly authorized by the Company’s board of directors, and (other than (i) the filing with the SEC of the Prospectus Supplement in accordance with the requirements of this Agreement, (ii) any filings as may be required by any state securities agencies and (iii) a Listing of Additional Shares Notification with the Principal Market (as defined below) (collectively, the “Required Filings”)) no further filing, consent or
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authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body.  This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.  “Transaction Documents” means, collectively, this Agreement, the Convertible Notes, the Warrants, the Security Agreement, the Voting Agreement, the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
(e) Issuance of Securities.  The issuance of the Securities are duly authorized and when issued and delivered in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof.  As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 40,000,000 shares for issuance upon the issuance of the Underlying Shares.  Upon issuance, conversion or exercise in accordance with the Convertible Notes or Warrants, as applicable, the Underlying Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.
(f) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Notes, Warrants and the Underlying Shares and the reservation for issuance of the Underlying Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined below), Bylaws (as defined below), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) other than the Credit Agreement, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to
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(ii) and (iii), the making of the Required Filings and except in the case of (ii) and (iii), for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g) Consents.  Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings and with respect to the Credit Agreement and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof.  To the Company’s knowledge, other than the Required Filings, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.  The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock.  “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.
(h) Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  The Company further represents to each Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.
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(i) Placement Agent.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any such claim.  Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.
(j) No Integrated Offering.  None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require approval of stockholders of the Company in connection with the offering of the Securities for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation.  Except as contemplated by the terms of this Agreement, none of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.
(k) Dilutive Effect.  The Company understands and acknowledges that the number of Underlying Shares will increase in certain circumstances.  The Company further acknowledges that its obligation to issue the Warrants and Underlying Shares pursuant to the terms of the Convertible Notes and Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
(l) Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.
(m) Financial Statements.  During the one (1) year prior to the date hereof, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC (other than Section 16 ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The
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Company has delivered or has made available to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system.  Except as set forth on Schedule 3(m), as of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).  No other information provided by or on behalf of the Company to any of the Buyers which is not included in the SEC Documents (including, without limitation, information referred to in the disclosure schedules to this Agreement) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.  The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in material compliance with GAAP and the rules and regulations of the SEC.  The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
(n) Absence of Certain Changes.  Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as specifically set forth in a subsequent SEC Document filed prior to the date hereof, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries.  Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, except as set forth on Schedule 3(n) or as specifically set forth in a subsequent SEC Document filed prior to the date hereof, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business.
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Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.
(o) Regulatory Permits.  During the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth on Schedule 3(o), the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
(p) Foreign Corrupt Practices.  Neither the Company, the Company’s subsidiary or any director, officer, employee, nor, to the Company’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws, nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to
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any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:
(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or
(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.
(q) Sarbanes-Oxley Act.  Except as disclosed in the SEC Documents, the Company and each Subsidiary is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.
(r) Transactions With Affiliates.  Except as set forth on Schedule 3(r), no current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or shareholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market (as defined below)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company).
(s) Equity Capitalization.
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(i) Authorized and Outstanding Capital Stock.  As of the date hereof, the authorized capital stock of the Company consists of (A) 250,000,000 shares of Common Stock, of which, 66,858,608 are issued and outstanding and 37,399,278 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Convertible Notes and Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (B) 75,000,000 shares of Preferred Stock, of which (I) 10,000 are designated Series A Preferred Stock, none of which are issued and outstanding, and (II) 1,250,000 are designated Series B Preferred Stock, all of which are issued and outstanding.  No shares of Common Stock are held in the treasury of the Company.
(ii) Valid Issuance; Available Shares; Affiliates.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Schedule 3(s)(ii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (other than the Convertible Notes and Warrants) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act (except pursuant to the Registration Rights Agreement, dated December 31, 2018, among the Company, Marathon Structured Product Strategies Fund, LP, Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P. and TRS Credit Fund, LP) and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.  Except as set forth on Schedule 3(s)(ii), to the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).
(iii) Existing Securities; Obligations.  Except as set forth on Schedule 3(s)(iii): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) other than stock options and restricted stock awarded to employees of the Company under equity incentive plans adopted by the Company, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are
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no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.
(iv) Organizational Documents.  The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto.
(t) Indebtedness and Other Contracts.  Except as set forth on Schedule 3(t), neither the Company nor any of its Subsidiaries (i) has any material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary
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obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(u) Litigation.  There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(u).  To the knowledge of the Company, no director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation.  Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.  After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of its board of directors, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding.  Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.
(v) Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither the Company nor any of its Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
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(w) Employee Relations.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(x) Title. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries that is material to the business of the Company (the “Real Property”).  Except as set forth on Schedule 3(x), the Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) those that are not likely to result in a Material Adverse Effect.  Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.
(y) Fixtures and Equipment.  Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Except as set forth on Schedule 3(y), each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.
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(z) Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  Except as set forth on Schedule 3(z), the Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  Except as set forth on Schedule 3(z), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except where such claim, action or proceeding is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or claim, action or proceeding.
(aa) Environmental Laws.  (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(i) No Hazardous Materials:
(A) to the Company’s knowledge, have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or
(B) to the Company’s knowledge, are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws.  No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a material adverse effect on the business of the Company or any of its Subsidiaries.
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(ii) To the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.
(iii) To the knowledge of the Company, none of the Real Property is on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.
(bb) Tax Status.  The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect.  There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.
(cc) Internal Accounting and Disclosure Controls.  Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a‑15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Since the filing of the
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Annual Report, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.
(dd) Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.
(ee) Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,”  or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(ff) Acknowledgement Regarding Buyers’ Trading Activity.  It is understood and acknowledged by the Company that (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Buyers have been asked by the Company or any of its Subsidiaries to agree, nor has any Buyer agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) any Buyer, and counterparties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company.  The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents pursuant to the Press Release (as defined below) one or more Buyers may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Convertible Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith.
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(gg) Manipulation of Price.  Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.
(hh) U.S. Real Property Holding Corporation.  Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by any of the Buyers, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon any Buyer’s request.
(ii) Transfer Taxes.  All stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Underlying Shares upon conversion or exercise of the Convertible Notes or Warrants, as applicable, in a name other than that of the Buyer of such Convertible Notes, and the Company shall not be required to issue or deliver such Underlying Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
(jj) Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(kk) Shell Company Status.  The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).
(ll) Illegal or Unauthorized Payments; Political Contributions.  Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or
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not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.
(mm) Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.
(nn) Management.  During the past five year period, no current or former officer or director, to the knowledge of the Company, has been the subject of:
(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;
(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);
(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:
(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
(2) Engaging in any particular type of business practice; or
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(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;
(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;
(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or
(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.
(oo) Stock Option Plans.  Except as set forth on Schedule 3(oo), each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  To the Company’s knowledge, no stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.
(pp) Cybersecurity.  The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a material adverse effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General
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Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(qq) Compliance with Data Privacy Laws.  The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.
(rr) No Additional Agreements.  The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(ss) Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents.  The Company
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understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to each Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2. Except for the representations and warranties contained in this Section 3 (including the related portions of the Schedules) and in Section 2 of the Security Agreement, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.
4. COVENANTS.
(a) Best Efforts.  Each Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement.  The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.
(b) Blue Sky.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the applicable Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyers.
(c) Use of Proceeds.  The Company will use the net proceeds from the sale of the Securities for repayment of all of its outstanding indebtedness under that certain Credit Agreement, dated December 31, 2018, by and among the Company, as the Borrower, Marathon Structured Product Strategies Fund, LP, Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P. and TRS Credit Fund, LP, as the Lenders, and Wilmington Trust, National Association, as the Agent (as amended, the “Credit Agreement”), and, to the extent
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that any net proceeds from the sale of the Securities are remaining after repayment of the Credit Agreement, for general corporate purposes, but not, directly or indirectly, for (i) the redemption or repurchase of any securities of the Company or any of its Subsidiaries or (ii) the settlement of any outstanding litigation that involves payment by the Company or $500,000 or more.
(d) Listing.  The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system.  The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”).  Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).
(e) Fees. The Company shall pay for the due diligence and legal fees and expenses incurred by the Buyers in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents (and the enforcement thereof by the Buyers), including, without limitation, all reasonable legal fees and disbursements of Latham & Watkins LLP, counsel to the lead Buyer, and due diligence and regulatory filings in connection therewith (the “Transaction Expenses”) and such Transaction Expenses, to the extent they have not already been paid to the Buyer, may be withheld by the lead Buyer from its Purchase Price at the Closing; provided, however, that the legal fees and expenses payable by the Company hereunder in connection with the structuring, documentation, negotiation, and closing of the transactions contemplated by the Transaction Documents shall not exceed $150,000. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, fees of the Depository Trust Company (“DTC”) or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.
(f) Pledge of Securities.  Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery
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to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.
(g) Disclosure of Transactions and Other Material Information.
(i) Disclosure of Transaction.  The Company shall, on or before 9:15 a.m., New York time, on the date of this Agreement, issue a press release (the “Press Release”) reasonably acceptable to the Buyers disclosing all the material terms of the transactions contemplated by the Transaction Documents.  No later than 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”).  From and after the issuance of the Press Release, the Company shall have disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate.
(ii) Limitations on Disclosure.  Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto), the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto such Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential.  To the extent that the Company delivers any material, non-public information to a Buyer without such Buyer’s prior written consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the applicable Buyer (which
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may be granted or withheld in such Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Buyer in any filing, announcement, release or otherwise, except in the 8-K filing and as otherwise may be required by applicable law.  Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Buyer shall have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.
(h) Additional Issuance of Securities.
(i) So long as any Convertible Notes or Warrants remain outstanding, the Company will not, without the prior written consent of the Required Holders (as defined below), issue any Convertible Notes or Warrants (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Convertible Notes or Warrants.  The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the 90th calendar day after the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly (i) issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”) or (ii) submit or file any registration statement under the 1933 Act in respect of any of the foregoing.  Notwithstanding the foregoing, this Section 4(h)(i) shall not apply during the Restricted Period in respect of the issuance of (i) shares of Common Stock or standard options to purchase Common Stock, restricted stock, or other incentive equity awards issued to directors, officers, consultants or employees of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below), provided that (1) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the date hereof and (2) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) shares of Common Stock issued upon the conversion, exercise, or settlement of (or otherwise pursuant to the terms of) Convertible Securities (other than standard options to purchase Common Stock or other incentive equity awards issued pursuant to an Approved Stock Plan that are covered by clause
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(i) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Convertible Security is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Convertible Securities (other than standard options to purchase Common Stock or other incentive equity awards issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock or other incentive equity awards issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) shares of the Company’s capital stock issuable pursuant to shareholder rights plans; (iv) shares of Common Stock issued as matching contributions under the Company’s 401(k) plan; and (v) the Underlying Shares.  “Approved Stock Plan” means any stock option plans, equity incentive plans or employee benefit plans which have been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock, restricted stock and other incentive equity awards may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.  “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.
(ii) In addition, so long as any Convertible Notes remain outstanding, the Company and each Subsidiary shall be prohibited from effecting, or entering into an agreement to effect, any Subsequent Placement involving a Variable Rate Transaction or any Convertible Notes issued hereunder. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or customary adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future
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determined price (other than standard and customary “preemptive” or “participation” rights).
(iii) Each Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any issuance prohibited by this Section 4(h), which remedy shall be in addition to any right to collect damages.
(i) Reservation of Shares.  So long as any of the Convertible Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the greater of (i) the product of (a) 40,000,000 multiplied by (b) the outstanding face amount of the Convertible Notes divided by $41,000,000 and (ii) 100% of the maximum number of shares of Common Stock issuable upon (A) conversion of all the Convertible Notes then outstanding (assuming for purposes hereof that (x) the Convertible Notes are convertible at the then current Event of Default Conversion Price, (y) interest on the Convertible Notes shall accrue through November 1, 2022 and will be paid in shares of Common Stock at a price equal to the Event of Default Conversion Price and (z) any such conversion shall not take into account any limitations on the conversion of the Convertible Notes set forth in the Convertible Notes) and (B) exercise of all Warrants then outstanding, as applicable (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(i) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction or proportionally in connection with any conversion and/or redemption, as applicable, of the Convertible Notes, or the exercise of the Warrants.  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.
(j) Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
(k) Passive Foreign Investment Company.  The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.
(l) Restriction on Redemption and Cash Dividends.  Except for dividends required by the Company’s Class B Preferred Stock as of the date of this Agreement, so long as any of the Convertible Notes are outstanding, the Company shall not, directly or indirectly, redeem, or
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declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyers (other than as required by the Convertible Notes or as required by the terms thereof as in effect on the date hereof).
(m) Corporate Existence.  So long as any Convertible Notes or Warrants remain outstanding, the Company shall not be party to any Fundamental Change (as defined in the Convertible Notes) or a Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Convertible Notes and the applicable provisions governing Fundamental Transactions set forth in the Warrants.
(n) Stock Splits.  Until the Convertible Notes and Warrants are no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders, except as required by any Principal Market to provide for the eligibility or continued eligibility of the Common Stock for listing or quotation on such market.
(o) Conversion / Exercise Procedures.  The form of conversion notice included in the Convertible Notes and form of exercise notice included in the Warrants, as applicable, set forth the totality of the procedures required of the Buyers in order to convert the Convertible Notes or exercise the Warrants, respectively.  No additional legal opinion, other information or instructions shall be required of the Buyers to convert their Convertible Notes or exercise their Warrants, as applicable.  The Company shall honor conversions of the Convertible Notes and exercises of the Warrants, and shall deliver the Underlying Shares in accordance with the terms, conditions and time periods set forth in the Convertible Notes and Warrants, as applicable.
(p) Regulation M.  The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.
(q) Integration.  None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.
(r) Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Latham & Watkins LLP a complete closing set of the respective executed Transaction Documents, Securities and any other document required to be delivered to any party pursuant to Section 7 hereof or otherwise (which may be in photocopies or pdf versions of executed copies).
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(s) Stockholder Approval. Following the Closing, the Company agrees to use best efforts to obtain, at a special meeting of the stockholders of the Company (at which a quorum is present) as soon as reasonably practical and in no event later than March 1, 2020 (the “Stockholder Meeting”), the Requisite Stockholder Approval. The Company will prepare and file with the SEC a proxy statement to be sent to the Company’s stockholders in connection with the Stockholder Meeting (the “Proxy Statement”). The Proxy Statement shall include the Board of Directors’ recommendation that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval. If the Requisite Stockholder Approval is not obtained at or prior to the Stockholder Meeting, the Company will hold a special meeting of the stockholders of the Company for the purposes of obtaining such Requisite Stockholder Approval no less often than every ninety (90) days following the date of the Stockholder Meeting until the Requisite Stockholder Approval is obtained, and the Board of Directors will recommend that the holders of shares of the Company’s Common Stock vote in favor of the Requisite Stockholder Approval at each such meeting.
(t) Legends. Certificates and any other instruments evidencing the Securities shall not bear any restrictive or other legend.
5. REGISTER; TRANSFER AGENT INSTRUCTIONS.
(a) Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Securities in which the Company shall record the name and address of the Person in whose name the Purchased Securities have been issued (including the name and address of each transferee), the aggregate number of the Convertible Notes and Warrants held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Convertible Notes held by such Person and the number of Warrant Shares issuable pursuant to the exercise of Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.
(b) Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”) in a form acceptable to each of the Buyers (the “Irrevocable Transfer Agent Instructions”) to credit shares to each such Buyer’s (or its designee’s) account at DTC through its Deposit/Withdrawal At Custodian (“DWAC”) System or, if the DWAC System is not available, to issue certificates to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Underlying Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Convertible Notes or the exercise of the Warrants, as applicable.  The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct Transfer Agent to issue one or more certificates or credit shares to the
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applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.  Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.
(c) FAST Compliance.  While any Convertible Notes or Warrants remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.
6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL THE PURCHASED SECURITIES.
(a) The obligation of the Company hereunder to issue and sell the Purchased Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:
(i) Such Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.
(ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Purchased Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Flow of Funds Letter.
(iii) The representations and warranties of such Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.
7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE PURCHASED SECURITIES.
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(a) The obligation of each Buyer hereunder to purchase its Purchased Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
(i) The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to such Buyer a Warrant in accordance with Section 1(a) and the Purchased Securities as set forth across from such Buyer’s name in column (3) of the Schedule of Buyers as being purchased by such Buyer at the Closing pursuant to this Agreement.
(ii) Such Buyer shall have received the opinion of Taft Stettinius & Hollister LLP, the Company’s counsel, dated as of the Closing Date, in the form acceptable to such Buyer.
(iii) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.
(iv) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.
(v) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Delaware Secretary of State within ten (10) days of the Closing Date.
(vi) The Company shall have delivered to such Buyer a certificate, in the form acceptable to such Buyer, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.
(vii) Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with (except for covenants, agreements or conditions) that are qualified by materiality or material adverse effect, which shall be performed, satisfied and complied in all respects with) the covenants,
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agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form acceptable to such Buyer.
(viii) The Company shall have delivered to such Buyer a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing.
(ix) The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (1) in writing by the SEC or the Principal Market or (2) by falling below the minimum maintenance requirements of the Principal Market.
(x) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Purchased Securities, including without limitation, those required by the Principal Market, if any.
(xi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(xii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.
(xiii) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the Underlying Shares and confirmation from the Principal Market that no stockholder vote or other conditions under the rules of the Principal Market shall apply to the sale of the Purchased Securities or the issuance of the Underlying Shares.
(xiv) Such Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company (the “Flow of Funds Letter”).
(xv) The Company shall have repaid, or cause to be repaid, all of its outstanding indebtedness under the Credit Agreement, and the Company shall have obtained and delivered payoff letters and releases relating to the Credit Agreement to such Buyer in form and substance satisfactory to such Buyer.
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(xvi) The Company and its Subsidiaries shall have delivered to such Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.
(xvii) The Company shall have delivered to such Buyer the results of a recent lien, bankruptcy and judgment search in each relevant jurisdiction with respect to the Company and its Subsidiaries and such search shall reveal no Liens on any of the Collateral (as such term is defined in the Security Agreement) or other assets of the Company and its Subsidiaries except, in the case of assets other than Collateral, for Permitted Liens (as such term is defined in the Convertible Notes) and except for Liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Buyer.
(xviii) The Company shall have delivered to Buyer a duly completed and executed perfection certificate in the form attached hereto as Exhibit E.
(xix) The Company shall have delivered to such Buyer executed copies of the Voting Agreements executed by each of the officers and directors of the Company and Stephen S. Burns.
8. TERMINATION.
In the event that the Closing shall not have occurred with respect to a Buyer on or before December 9, 2019 (the “Outside Date”), then such Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of such Buyer to any other party; provided however, that if this Agreement is terminated by the Buyers due to (i) the failure of the condition set forth in Section 7(a)(xv) hereof to be satisfied by the Outside Date or (ii) the failure of any other condition set forth in Section 7(a) hereof to be satisfied by the Outside Date as a result of the failure of the Company to use reasonable best efforts to cause the satisfaction of such conditions by such date, then the Company shall pay to the Buyers (A) $400,000, which shall be allocated to the Buyers according to the respective amount set forth opposite such Buyer’s name in column (4) in proportion to the total amount in column (4), and (B) all costs and expenses of the Buyers reasonably incurred as of such date (including, without limitation, reasonable attorneys’ fees and expenses); provided further, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to such Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Purchased Securities shall be applicable only to such Buyer providing such written notice; provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse such Buyer for the expenses described in Section 4(e) above.  Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
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9. MISCELLANEOUS.
(a) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
(c) Headings; Gender.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
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(d) Severability; Maximum Payment Amounts.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).  Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyers, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law.  Accordingly, if any obligation to pay, payment made to any Buyer, or collection by any Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of such Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law.  Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of such Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to such Buyer under the Transaction Documents.  For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by such Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.
(e) Entire Agreement; Amendments.  This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Buyer has entered into with, or any instruments any Buyer has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any
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prior investment made by such Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Buyer, or any instruments any Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.  Except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  For clarification purposes, the Recitals are part of this Agreement.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion).  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Buyer without such Buyer’s prior written consent (which may be granted or withheld in such Buyer’s sole discretion).  No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents and all holders of the Purchased Securities.  From the date hereof and while any Purchased Securities are outstanding, the Company shall not be permitted to receive any consideration from a Buyer or a holder of Purchased Securities that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Buyer or holder of Purchased Securities in a manner that is more favorable than to other similarly situated Buyers or holders of Purchased Securities, or (ii) to treat any Buyer(s) or holder(s) of Purchased Securities in a manner that is less favorable than the Buyer or holder of Purchased Securities that is paying such consideration; provided, however, that the determination of whether a Buyer has been treated more or less favorably than another Buyer shall disregard any securities of the Company purchased or sold by any Buyer.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise.  As a material inducement for each Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and
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warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect such Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.  “Required Holders” means (I) prior to the Closing Date, each Buyer entitled to purchase Purchased Securities at the Closing and (II) on or after the Closing Date, holders of a majority of the Underlying Shares in the aggregate as of such time issued or issuable hereunder or pursuant to the Convertible Notes or Warrants, as applicable.
(f) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company:
(i) Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
Attention: Stephen M. Fleming
Facsimile: (516)-977-1209
Email: smf@flemingpllc.com

with a copy (for informational purposes only) to:
Taft Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, OH 45202
Attention: David A. Zimmerman
Facsimile: (513) 381-0205
Email: dzimmerman@taftlaw.com
If to the Transfer Agent:
Empire Stock Transfer, Inc.
1859 Whitney Mesa Drive
Henderson, NV 89014
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Telephone:  (702) 818-5898
Facsimile:  (702) 974-1444
Attention: Brian Barthlow
E-mail: brian@empirestock.com

If to a Buyer, to (i) its e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers and (ii) to Eric Helenek, High Trail Capital, 221 River Street, 9th Floor, Hoboken, NJ 07030 (telephone: (917) 414-1733)
with a copy (for informational purposes only) to:
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Telephone:  (212) 906-1200
Facsimile:  (212) 751-4864
Attention:  Peter N. Handrinos, Esq.
E-mail:  peter.handrinos@lw.com

or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Purchased Securities.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including, without limitation, by way of a Fundamental Change (as defined in the Convertible Notes) or a Fundamental Transaction (as defined in the Warrants) (unless the Company is in compliance with the applicable provisions governing Fundamental Changes set forth in the Convertible Notes and the provisions governing Fundamental Transaction set forth in the Warrants).  A Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Buyers in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.
(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of,
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nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).
(i) Survival.  The representations, warranties, agreements and covenants shall survive the Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k) Indemnification.
(i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or any Subsidiary in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, or (B) the status of such Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arise primarily out of or is based primarily upon the inaccuracy of any representations and warranties made by such Buyer herein or the gross negligence or willful misconduct of such Buyer.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall
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make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.
(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including, without limitation, any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party), provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any
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liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.
(l) Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.  Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement.  Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.
(m) Remedies.  Each Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.  The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).
(n) Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein
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provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(o) Payment Set Aside; Currency.  To the extent that the Company makes a payment or payments to any Buyer hereunder or pursuant to any of the other Transaction Documents or any of the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.  Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars.  All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.  “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.
(p) Judgment Currency.
(i) If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:
(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or
(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).
(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2)  above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing
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on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
(iii) Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.
(q) Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Buyers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents.  The decision of each Buyer to purchase Securities pursuant to the Transaction Documents has been made by such Buyer independently of any other Buyer.  Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with such Buyer making its investment hereunder and that no other Buyer will be acting as agent of such Buyer in connection with monitoring such Buyer’s investment in the Securities or enforcing its rights under the Transaction Documents.  The Company and each Buyer confirms that each Buyer has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Buyer, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Buyer.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Buyer, solely, and not between the Company, its Subsidiaries and the Buyers collectively and not between and among the Buyers.
(r) Performance Date.  If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.
44

(s) Enforcement Fees.  The Company agrees to pay all costs and expenses of the Buyers reasonably incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Buyers hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.
[signature pages follow]
45

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

WORKHORSE GROUP INC.

By:	/s/ Duane A. Hughes
	Name:	Duane A. Hughes
	Title:	Chief Executive Officer

46

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

HT INVESTMENTS MA, LLC

By:	/s/ Eric Helenek
	Name:	Eric Helenek
	Title:	Authorized Signatory

47

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Convertible Notes	Aggregate Purchase Price of Convertible Notes	Warrant Purchase Price	Aggregate Purchase Price	Legal Representative’s Address and Facsimile Number
HT Investments MA, LLC	High Trail Capital 221 River Street, 9th Floor Hoboken, NJ 07030 Attn: Eric Helenek E-Mail: notices@hightrailcap.com	$41,000,000	$38,940,000	$10,000	$38,950,000	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Telephone: (212) 906-1200 Facsimile: (212) 751-4864 Attention: Peter N. Handrinos, Esq.
TOTAL		$41,000,000	$38,940,000	$10,000	$38,950,000

48

WORKHORSE GROUP INC.

Senior Secured Convertible Note due 2022

Certificate No. A-1

Workhorse Group Inc., a Nevada corporation, for value received, promises to pay to HT Investments MA, LLC (the “Initial Holder”), or its registered assigns, one hundred and twelve percent (112%) of the principal sum of forty-one million dollars ($41,000,000) (such principal sum, the “Principal Amount,” and 112% of such Principal Amount, the “Maturity Principal Amount”) on November 1, 2022, and to pay interest thereon, as provided in this Note, in each case as provided in and subject to the other provisions of this Note, including the earlier redemption, repurchase or conversion of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Workhorse Group Inc. has caused this instrument to be duly executed as of the date set forth below.

WORKHORSE GROUP INC.

Date: [  • ], 2019     By:
Name:
Title:

WORKHORSE GROUP INC.

Senior Secured Convertible Note due 2022

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Workhorse Group Inc., a Nevada corporation (the “Company”), and designated as its “Senior Secured Convertible Notes due 2022.”

Section 1.DEFINITIONS.
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

"Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 10.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Agent” means HT Investments MA, LLC in its capacity as collateral agent for the Holder and each Other Holder, together with any successor thereto in such capacity.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.001 par value per share, of the Company, subject to Section 8(J).

“Common Stock Change Event” has the meaning set forth in Section 8(J).

“Company Redemption Base Price” means, with respect to a redemption of this Note pursuant to Section 7(A), a cash amount equal to the greater of (A) the portion of the then outstanding Maturity Principal Amount of such Note elected to be redeemed by the Company; and (B) one hundred and fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the related Company Redemption Date; (ii) the Principal Amount of this Note to be so redeemed divided by $1,000; and (iii) the Company Redemption Stock Price for such redemption.

“Company Redemption Date” has the meaning set forth in Section 7(A).

“Company Redemption Excess Amount” means, with respect to a redemption of this Note pursuant to Section 7(A), a cash amount equal to (A) one hundred and fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the related Company Redemption Date; (ii) the Principal Amount of this Note to be so redeemed divided by $1,000; and (iii) the Company Redemption Stock Price for such redemption; minus (B) the Maturity Principal Amount of such Note; provided, that such Company Redemption Excess Amount shall not be less than zero.

“Company Redemption Price” means the cash price payable by the Company to redeem this Note pursuant to Section 7(A)(ii).

“Company Redemption Stock Price” means, with respect to any redemption of this Note, the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive days ending on, and including, the day immediately before the related Company Redemption Date.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement

“Conversion Consideration” has the meaning set forth in Section 8(D)(i).

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 8(C)(i) to convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 327.8689 shares of Common Stock per $1,000 Principal Amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 8; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 8(D)(v)(1).

“Certus” has the meaning set forth in the definition of “Permitted Investments”.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WKHS <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 4(B).

“Defaulted Amount” has the meaning set forth in Section 4(B).

“Defaulted Shares” has the meaning set forth in Section 8(D)(v).

“Deferral Notice” has the meaning set forth in Section 7(B)(ii).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“DTC” means The Depository Trust Company.

“Early Redemption Date” means, with respect to a Note, (A) the first calendar day of each month beginning on December 1, 2019; and (B) if not otherwise included in clause (A), the Maturity Date.

“Early Redemption Payment” means, (A) with respect to Early Redemption Dates up to and including March 1, 2020, zero dollars ($0), and (B) with respect to Early Redemption Dates after March 1, 2020, up to one million six hundred eighty thousand dollars ($1,680,000) on each such Early Redemption Date; provided, that the Holder and the Company may agree to increase the size of any Early Redemption Payment by mutual written consent; and provided further, that in no event shall the amount of any Early Redemption Payment exceed one hundred and twelve percent (112%) of the portion of the Principal Amount being redeemed as of such Early Redemption Date.

“Early Redemption Stock Payment Date” has the meaning set forth in Section 5(C).

“Early Redemption Stock Payment Notice” has the meaning set forth in Section 5(C).

“Early Redemption Stock Payment Period” has the meaning set forth in Section 5(C).

“Eligible Exchange” means any of The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date and on each of the twenty (20) previous Trading Days: (A) the shares issuable upon conversion of this Note are Freely Tradable; (B) the Holder is not in possession of any material non-public information provided by or on behalf of the Company; (C) the issuance of such shares will not be limited by Section 8(K); (D) the Company is in compliance with Section 8(E)(i) and such shares will satisfy Section 8(E)(ii); (E) no public announcement of a pending, proposed or intended Fundamental Change has occurred that has not been abandoned, terminated or consummated; (F) the Daily VWAP per share of Common Stock is not less than $1.50 (subject to proportionate adjustments for events of the type set forth in Section 8(G)(i)(1)); (G) the daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the applicable Eligible Exchange is not less than six hundred thousand dollars ($600,000); and (H) no Default or Event of Default will have occurred or be continuing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 11(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 11(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to the greater of (A) one hundred and ten percent (110%) of the then outstanding principal portion of the Maturity Principal Amount of this Note; and (B) one hundred and fifteen percent (115%) of the product of (i) the Conversion Rate in effect as of the Trading Day immediately preceding the date such notice is so delivered; (ii) the total then outstanding principal portion of the Principal Amount (expressed in thousands) of this Note; and (iii) the greater of (x) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date such notice is so delivered and (y) the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive VWAP Trading Days ending on, and including, the VWAP Trading Day immediately before the date the applicable Event of Default occurred.

“Event of Default Additional Shares” means, with respect to the conversion of this Note (or any portion of this Note), an amount equal to the excess, if any, of (A) the Event of Default Conversion Rate applicable to such conversion over (B) the Conversion Rate that would otherwise apply to such conversion without giving effect to Section 8(I). For the avoidance of doubt, the Event of Default Additional Shares cannot be a negative number.

“Event of Default Conversion Period” means, with respect to an Event of Default, the period beginning on, and including, the date such Event of Default occurs and ending on later of

(A) the twentieth (20th) Trading Day after the Holder’s receipt of an Event of Default Notice and (B) the date such Event of Default is cured.

“Event of Default Conversion Price” means, with respect to the conversion of this Note (or any portion of this Note), the lesser of (A) the Conversion Price that would be in effect immediately after the Close of Business on the Conversion Date for such conversion, without giving effect to Section 8(I); and (B) seventy five percent (75%) of the lowest Daily VWAP per share of Common Stock during the ten (10) consecutive VWAP Trading Days ending on, and including, such Conversion Date (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

“Event of Default Conversion Rate” means, with respect to the conversion of this Note (or any portion of this Note), an amount (rounded to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward)) equal to (A) one thousand dollars ($1,000) divided by (B) the Event of Default Conversion Price applicable to such conversion.

“Event of Default Notice” has the meaning set forth in Section 11(C).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Excess Shares” has the meaning set forth in Section 8(K)(i).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in Section 8(G)(i)(5).

“Expiration Time” has the meaning set forth in Section 8(G)(i)(5).

“Forced Conversion” means the conversion of this Note pursuant to Section 8(G).

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable upon conversion of this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“Fundamental Change” means any of the following events:
(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any Eligible Exchange.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Redemption Date” means the date designated by the Holder for redemption of this Note in connection with a Fundamental Change, as provided in Section 6(F).

“Fundamental Change Base Repurchase Price” means, with respect to this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change, a cash amount equal to one hundred and ten percent (110%) of the Maturity Principal Amount of such Note (or portion thereof) to be so repurchased; provided, however, that if the Equity Conditions are not satisfied on each day from, and including, the date when the Fundamental Change Notice for the related Fundamental Change is sent and ending on, and including, the date when such repurchase is completed, then, if higher, the Fundamental Change Base Repurchase Price will instead be one hundred and fifteen percent (115%) of the product of (A) the Conversion Rate in effect as of the Trading Day immediately preceding the effective date of such Fundamental Change; (B) the Principal Amount of this Note to be repurchased upon a Repurchase Upon Fundamental Change divided by $1,000; and (C) the Fundamental Change Stock Price for such Fundamental Change.

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase this Note (or any portion of this Note) upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 6(D).

“Fundamental Change Stock Price” means, with respect to any Fundamental Change, the highest Daily VWAP per share of Common Stock occurring during the thirty (30) consecutive days ending on, and including, the day immediately before the effective date of such Fundamental Change.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required by thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

The term “including” means “including without limitation,” unless the context provides otherwise.

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services

(excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Independent Investigator” has the meaning set forth in Section 9(Q).

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Interest Payment Date” means, with respect to a Note, (A) each February 1, May 1, August 1 and November 1 of each calendar year, beginning on February 1, 2020; and (B) if not otherwise included in clause (A), the Maturity Date.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means [ • ], 2019.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company.

“License” means any Copyright License, Patent License, Trademark License or other written license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Market Stock Payment Price” means, with respect to any Interest Payment Date, Early Redemption Stock Payment Date, Fundamental Change Redemption Date or Company Redemption Date, as applicable, an amount equal ninety percent (90%) of the lesser of (i) the Daily VWAP on the VWAP Trading Day immediately prior to such Interest Payment Date, Early Redemption Stock Payment Date, Fundamental Change Redemption Date or Company Redemption Date, as applicable, and (ii) the average of the lowest two (2) Daily VWAPs during the five (5) VWAP Trading Day period ending on, (x) with respect to an Interest Payment Date, Fundamental Change Redemption Date or Company Redemption Date, as applicable, the VWAP Trading Day immediately prior to such Interest Payment Date, Fundamental Change Redemption Date or Company Redemption Date, as applicable, and, (y) with respect to an Early Redemption Stock Payment Date, such Early Redemption Stock Payment Date.

“Maturity Date” means November 1, 2022.

“Maturity Principal Amount” has the meaning set forth in the cover page of this Note.

“Maximum Percentage” has the meaning set forth in Section 8(K)(i).
“Open of Business” means 9:00 a.m., New York City time.

The term “or” is not exclusive, unless the context expressly provides otherwise.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note; (B) Indebtedness deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date (including all other Indebtedness accrued in the balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019); (C) Indebtedness of up to five million dollars ($5,000,000) outstanding at any time secured by a Lien described in clause (G) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related expenses financed with such Indebtedness; (D) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (E) Indebtedness that also constitutes a Permitted Investment; (F) Subordinated Indebtedness of the Company; (G) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed $1,000,000 at any time outstanding; (H) other unsecured Indebtedness of the Company, so long as such Indebtedness does not have (i) a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date, or (ii) any other material terms more favorable to the holder of such Indebtedness than this Note, including applicable interest rates; (I) Indebtedness in respect of a Qualified Debt Financing in aggregate amount not to exceed one hundred million dollars ($100,000,000); (J) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (E) and (G) and (I); (K) extensions, refinancings and renewals of any items of Permitted Indebtedness (other than any Indebtedness repaid with the proceeds of this Note), provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation earlier than one hundred eighty-one (181) days following the Maturity Date.

“Permitted Intellectual Property Licenses” means Intellectual Property (A) licenses in existence at the Issue Date, including those listed on the Schedules to the Security Agreement, and (B) non-perpetual licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during continuance of a Default or an Event of Default.

“Permitted Investment” means: (A) Investments deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this subparagraph (E) shall not apply to Investments of the Company in any Subsidiary; (F) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors; (G) Investments consisting of travel advances in the ordinary course of business; (H) (i) Investments in wholly-owned Subsidiaries and (ii) Investments in a 50/50 joint venture with Moog Inc. formed as Certus Unmanned Aerial Systems LLC, a Delaware limited liability company (“Certus”) (provided that there shall be no amendment, restatement, supplement or modification to that certain Asset Purchase Agreement dated October 1, 2019 by and among Moog Inc., Surefly, Inc. and the Company, as amended by Amendment No. 1 dated October 4, 2019, that (i) results in any additional obligations of the Company (provided however that such restrictions shall not prohibit an amendment to such Asset Purchase Agreement that extends the closing date thereunder by thirty (30) days or less) or (ii) require any additional consideration from the Company or its Subsidiaries (in cash, equity, indebtedness or otherwise); (I) Permitted Intellectual Property Licenses; (J) additional Investments that do not exceed fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

“Permitted Liens” means any and all of the following: (A) Liens in favor of Holder or the Collateral Agent; (B) Liens deemed to be disclosed pursuant to the Securities Purchase Exchange Agreement, as in effect as of the Issue Date; (C) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (D) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (E) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (F) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (G) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (C) of “Permitted Indebtedness”; (H) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (I) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (J) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (K) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (L) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (M) Liens on Cash or Cash Equivalents securing obligations permitted under clause (D) and (G) of the definition of Permitted Indebtedness; (N) Liens securing obligations related to Indebtedness in respect of a Qualified Debt Financing permitted under clause (I) of the definition of Permitted Indebtedness; and (O) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (A) through (N) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in wholly-owned Subsidiaries and Certus under clause (H) of Permitted Investments; (E) the sale of assets of Surefly, Inc. pursuant to that certain Asset Purchase Agreement dated October 1, 2019 by and among Moog Inc., Surefly, Inc. and the Company, as may be amended, restated, supplemented or modified from time to time (provided that any such amendment, restatement, supplement or modification does not (i) result in any additional obligations of the Company or (ii) require any additional consideration from the Company or its Subsidiaries (in cash, equity, indebtedness or otherwise), and (F) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than fifty thousand dollars ($50,000) in the aggregate in any fiscal year.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 6, Section 7, and Section 8 and (B) by an amount equal to (i) the sum of all Early Redemption Payments made prior to date of determination of the Principal Amount of the Note then outstanding, divided by (ii) one and twelve-hundredths (1.12).

“Qualified Debt Financing” means non-convertible debt (or similar instruments) resulting in net proceeds to the Company of no less than forty million dollars ($40,000,000) with (A) annual interest of no greater than LIBOR plus 8.00%, (B) no redemption provisions prior to the Maturity Date, (C) no original issue discount, (D) no make-whole interest or payments and (E) the purpose of which is to fund working capital for truck production.

“Reference Property” has the meaning set forth in Section 8(J)(i).

“Reference Property Unit” has the meaning set forth in Section 8(J)(i).

“Related Parties” has the meaning set forth in Section 22(B).

“Reported Outstanding Share Number” has the meaning set forth in Section 8(K)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock upon conversion of this Note in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Capital Market, such stockholder approval is no longer required for the Company to settle all conversions of this Note by delivering shares of Common Stock without limitation pursuant to Section 8(K)(ii).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of November 21, 2019, between the Company and HT Investments MA, LLC providing for the issuance of this Note.

“Security Agreement” means that certain Security Agreement, dated as of [ • ], 2019, between the Company and the Collateral Agent.

“Security Document” has the meaning set forth in the Security Agreement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Spin-Off” has the meaning set forth in Section 8(G)(i)(3)(b).

“Spin-Off Valuation Period” has the meaning set forth in Section 8(G)(i)(3)(b).

“Stated Interest Rate” means, as of any date, a rate per annum equal to 4.50%.

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.

“Stock Payment Notice” has the meaning set forth in Section 5(B).

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Corporation” has the meaning set forth in Section 10(A).

“Successor Person” has the meaning set forth in Section 8(J)(i).

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 8(G)(i)(5).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withheld Shares” has the meaning set forth in Section 8(K)(ii).

Section 2. PERSONS DEEMED OWNERS.
The Holder of this Note will be treated as the owner of this Note for all purposes.

Section 3. REGISTERED FORM.
This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form, without coupons.

Section 4. ACCRUAL OF INTEREST; DEFAULTED AMOUNTS.
(A) Accrual of Stated Interest. This Note will accrue interest (the “Stated Interest”) at a rate per annum equal to the Stated Interest Rate. Stated Interest on this Note will (i) accrue on the Principal Amount of this Note; (ii) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the Issue Date) to, but excluding, the date of payment of such Stated Interest; (iii) be payable quarterly in arrears on each Interest Payment Date; and (iv) be computed on the basis of a 360-day year comprised of twelve 30-day months.
(B) Defaulted Amounts. If (i) the Company fails to pay any amount payable on this Note on or before the due date therefor as provided in this Note, then, regardless of whether such failure constitutes an Event of Default, or (ii) a Default or Event of Default occurs, then in each case, such amount payable or the Principal Amount outstanding as of such Default or Event of Default, (as applicable, a “Defaulted Amount”), to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to eighteen percent (18.0%), from, and including, such due date or the date of such Default or Event of Default, as applicable, to, but excluding, the date of payment of such Defaulted Amount and Default Interest or the date such Default or Event of Default is cured, as applicable.
Section 5. METHOD OF PAYMENT; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.
(A) Method of Payment. Except as set forth in Section 5(B), the Company will pay all cash amounts due under this Note by check mailed to the address of the Holder of this Note entitled to such payment as set forth in the books of the Company (or, if such Holder provides the Company, at least five (5) Business Days before the date such amount is due, with written notice of an account of such Holder within the United States, by wire transfer of immediately available funds to such account).

(B) Company’s Election to Pay Stated Interest or Company Redemption Excess Amounts in Cash or Common Stock. At least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to an Interest Payment Date or, with respect to a redemption of this Note pursuant to Section 7(A), the Company Redemption Date (if any), the Company, if it desires to elect to make a payment of Stated Interest due on such Interest Payment Date or the Company Redemption Excess Amount (if any) due on such Company Redemption Date, as applicable, in shares of Common Stock, shall deliver to the Holder a written notice of such election (a “Stock Payment Notice”) (and such election shall be irrevocable as to such Interest Payment Date or Company Redemption Date, as applicable). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Stated Interest or Company Redemption Excess Amount (if any) on such Interest Payment Date or Company Redemption Date, as applicable, in cash. With respect to any Interest Payment Date or applicable Company Redemption Date for which the Company has elected to make a payment of Stated Interest or the Company Redemption Excess Amount (if any) in shares of Common Stock in accordance with this Section 5(B), the Company shall issue to the Holder, in lieu of such payment in cash of Stated Interest or the Company Redemption Excess Amount (if any), as applicable, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such payment of Stated Interest or the Company Redemption Excess Amount (if any), as applicable, by the Market Stock Payment Price for such payment of Stated Interest or the Company Redemption Excess Amount (if any), as applicable. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any payment of Stated Interest or pay any Company Redemption Excess Amount in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the day of the delivery of the Stock Payment Notice and the applicable Interest Payment Date or Company Redemption Date, and such payment of Stated Interests or Company Redemption Amount shall instead be paid in cash in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion.
(C) Company’s Election to Pay Early Redemption Payments in Cash or Common Stock. At least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to an Early Redemption Date, the Company, if it desires to elect to make an Early Redemption Payment with respect to such Early Redemption Date, entirely or partially, in shares of Common Stock, shall deliver to the Holder a written notice of such election stating which portion thereof the Company has elected to pay in shares of Common Stock (an “Early Redemption Stock Payment Notice”) (and such election shall be irrevocable as to such Early Redemption Date). Failure to timely deliver such written notice to the Holder shall be deemed an election by the Company to pay the Early Redemption Payment with respect to such Early Redemption Date in cash. With respect to any Early Redemption Date for which the Company has elected to make an Early Redemption Payment (or any applicable portion thereof) in shares of Common Stock in accordance with this Section 5(C), (i) the Holder shall have the right to allocate all or any portion of the applicable Early Redemption Payment to up to three (3) different Scheduled Trading Days (any such date, an “Early Redemption Stock Payment Date”) during the period beginning on, and including, the applicable Early Redemption Date and ending on, and including, the Scheduled Trading Day immediately before the subsequent Early Redemption Date (the “Early Redemption Stock Payment Period”) or defer such Early Redemption Payment (or applicable portion thereof) to any future Early Redemption Date selected by the Holder; and (ii) the Company shall issue to the Holder, a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing such Early Redemption Payment (or any applicable portion thereof) by the Market Stock Payment Price as of such Early Redemption Stock Payment Date. The Holder must provide notice to the Company of its election of any Early Redemption Stock Payment Date and the applicable portion of the Early Redemption Payment it is electing to receive on each such Early Redemption Stock Payment Date no later than 4:30 p.m. New York Time on such Early Redemption Stock Payment Date. Notwithstanding anything herein to the contrary, the Company will not have the right to, and will not, make any Early Redemption Payment (or any applicable portion thereof) in shares of Common Stock if the Equity Conditions are not satisfied for each VWAP Trading Day occurring between the Early Redemption Stock Payment Notice and the applicable Early Redemption Date, and such Early Redemption Payment (or any applicable portion thereof) shall instead be paid in cash in accordance with Section 5(A), unless such failure of the Equity Conditions to be so satisfied is waived in writing by the Holder, which waiver may be granted or withheld by the Holder in its sole discretion. Any portion of the Early Redemption Payment not paid in shares of Common Stock because the Holder did not elect to receive shares of Common Stock for such Early Redemption Payment (or applicable portion thereof) or because the Holder elected to defer the receipt of such shares to a future Early Redemption Date during the applicable Early Redemption Stock Payment Period will be automatically deferred to the next Early Redemption Date or such future Early Redemption Date as was elected by the Holder, as applicable. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the second (2nd) Business Day following the applicable Early Redemption Stock Payment Date.
(D) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.
Section 6. REQUIRED REPURCHASE OF NOTE UPON A FUNDAMENTAL CHANGE.
(A) Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the

Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.
(C) Fundamental Change Notice. No later than the fifth (5th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder a written notice (the “Fundamental Change Notice”) thereof, stating the expected date such Fundamental Change will occur.
(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the Fundamental Change Base Repurchase Price for such Fundamental Change plus accrued and unpaid interest on this Note (or such portion of this Note) to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change. For the avoidance of doubt, if such Fundamental Change Repurchase Date is on an Interest Payment Date, then the interest otherwise payable on this Note (or such portion of this Note) on such Interest Payment Date will be paid as part of the Fundamental Change Repurchase Price, in satisfaction of the Company’s obligation to pay such interest on such Interest Payment Date.
(E) Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding and interest will cease to accrue on this Note (or such portion).
(F) Fundamental Change Redemption. Notwithstanding anything in this Section 6 to the contrary, at the Holder’s sole discretion following receipt of a Fundamental Change Notice, in lieu of receiving the Fundamental Change Repurchase Price (or any portion thereof), the Holder may require the Company to redeem this Note (or any portion of this Note in an Authorized Denomination) in exchange for a number of validly issued, fully paid and Freely Tradable shares of Common Stock equal to the quotient (rounded up to the closest whole number) obtained by dividing the Fundamental Change Repurchase Price (or applicable portion thereof) by the Market Stock Payment Price. The Fundamental Change Redemption Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than twenty (20) Business Days after the later of (x) the date the Company delivers to the Holder the related Fundamental Change Notice pursuant to Section 6(C); and (y) the effective date of such Fundamental Change. Any such shares of Common Stock will be delivered by the Company to the Holder on or before the second (2nd) Business Day following a Fundamental Change Redemption Date.
Section 7. REDEMPTION OF THIS NOTE.
(A) Company Redemption of this Note.
(i) Company Redemption Election. The Company may redeem all of the then outstanding Principal Amount of this Note (or any portion thereof in an amount equal to at least $5,000,000) on a date (any such date a “Company Redemption Date”) to be determined by the Company, for a cash redemption price equal to the Company Redemption Price; provided, that the Company must provide notice of at least five (5) Trading Days prior to any Company Redemption Date. For the avoidance of doubt, redemptions pursuant to Section 9(R) shall not be subject to the $5,000,000 minimum redemption amount contained in this Section 7(A).
(ii) Company Redemption Price. The Company Redemption Price for this Note to be redeemed pursuant to Section 7(A)(i) is an amount in cash equal to the Company Redemption Base Price plus accrued and unpaid interest on such amount to, but excluding, the related Company Redemption Date. For the avoidance of doubt, if such Company Redemption Date is on an Interest Payment Date, then the interest otherwise payable on this Note on such Interest Payment Date will be paid as part of the Company Redemption Price, in satisfaction of the Company’s obligation to pay such interest on such Interest Payment Date. If the Company elects to pay the Company Redemption Excess Amount in shares of Common Stock pursuant to Section 5(B), the cash amount payable pursuant to this Section 7(A)(ii) will be reduced by such Company Redemption Excess Amount.
(i) Effect of Redemption. If this Note is to be redeemed in full pursuant to Section 7(A)(i), then, from and after the date the related Company Redemption Price is paid in full, this Note will cease to be outstanding and interest will cease to accrue on this Note.
(A) Early Redemption Payments.
(i) Subject to Section 7(B)(ii), at the Holder’s election, in its sole discretion, the Company shall be required to redeem a portion of this Note equal to the applicable Early Redemption Payment on each Early Redemption Date; provided, however, that the Holder may, in its sole discretion, defer any Early Redemption Payment to any subsequent Early Redemption Date. The Holder shall deliver to the Company a written notice of any such election under this Section 7(B)(i) at least eight (8) Business Days prior to the applicable Early Redemption Date in order to make an effective election; provided, that the Holder may, in its sole discretion, defer any Early Redemption Payment to any subsequent Early Redemption Date in accordance with the immediately preceding sentence at any time prior to the applicable Early Redemption Date.
(ii) Subject to Section 5(C), if the Equity Conditions are satisfied as of the applicable Early Redemption Date, the Company may elect to defer up to one million six hundred eighty thousand dollars ($1,680,000) of a redemption elected by the Holder in accordance with Section 7(B)(i) until the earlier of (1) a subsequent Early Redemption Date not later than the third (3rd) subsequent Early Redemption Date after the Early Redemption Date for which such election was made and (2) the Maturity Date by providing written notice of such election (a “Deferral Notice”) to the Holder at least ten (10) Trading Days (but no more than twenty (20) Trading Days) prior to the applicable Early Redemption Date; provided, that the Company must make aggregate Early Redemption Payments equal to six million seven hundred and twenty thousand dollars

($6,720,000) on or prior to July 1, 2020, if such Early Redemption Payments have been elected to be paid by the Holder on or prior to such date in accordance with Section 7(B)(i); provided further, that a Deferral Notice cannot be provided with respect to any Early Redemption Payment (or any portion thereof) for which the Company has previously elected to issue shares in accordance with Section 5(C); and provided further, that the Company may not provide a Deferral Notice to the Holder pursuant to this Section 7(B)(ii) more than three (3) times in the aggregate. Any portion of any Early Redemption Payment not covered by a Deferral Notice that is timely delivered in accordance with this Section 7(B)(ii) will be automatically deemed payable as of the Early Redemption Date if timely elected by the Holder in accordance with Section 7(B)(i).
Section 8. CONVERSION.
(A) Right to Convert.
(i) Generally. Subject to the provisions of this Section 8, the Holder may, at its option, convert this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or a deferred Early Redemption Payment, into Conversion Consideration.
(ii) Conversions in Part. Subject to the terms of this Section 8, this Note may be converted in part, but only in an Authorized Denomination. Provisions of this Section 8 applying to the conversion of this Note in whole will equally apply to conversions of any permitted portion of this Note.
(A) When this Note May Be Converted.
(i) Generally. The Holder may convert this Note at any time until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date; provided that, with respect to the conversion of any Early Redemption Payment, the Holder must provide notice of such conversion no later than the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the date such Early Redemption Payment is due in accordance with the terms of this Note, and any such conversion will not reduce the amount of future Early Redemption Payments. For the avoidance of doubt, the Holder’s right to convert this Note shall not be impacted by a prior notice or election to defer any Early Redemption Payment delivered by the Holder electing pursuant to Section 7(B)(i) hereof.
(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Section 8, (x) if this Note (or any portion of this Note) is to be redeemed pursuant to Section 7(A), then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Company Redemption Date; and (y) if this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change pursuant to Section 6, then in no event may this Note (or such portion) be converted after the Close of Business on the Scheduled Trading Day immediately before the related Fundamental Change Repurchase Date.
(C) Conversion Procedures.
(i) Generally. To convert this Note, the Holder must (1) complete, manually sign and deliver to the Company the conversion notice attached to this Note or a facsimile or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 8(C)(iii). For the avoidance of doubt, the conversion notice may be delivered by e-mail in accordance with Section 14. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by written notice to the Company, may rescind all or any portion of the corresponding conversion notice at any time until such Defaulted Shares are delivered.
(ii) Holder of Record of Conversion Shares. The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.
(iii) Taxes and Duties. If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be issued in a name other than that of such Holder, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.
(D) Settlement upon Conversion.
(i) Generally. The consideration (the “Conversion Consideration”) due in respect of each $1,000 Principal Amount of this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or any outstanding deferred Early Redemption Payment, to be converted will consist of the following:
(1) subject to Section 8(D)(ii), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion; and
(2) cash in an amount equal to the aggregate accrued and unpaid interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(ii) Fractional Shares. The total number of shares of Common Stock due in respect of any conversion of this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or any outstanding deferred Early Redemption Payment, will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.
(iii) Delivery of the Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or any outstanding deferred Early Redemption Payment, to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).
(iv) Effect of Conversion. If this Note is converted, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note will cease to be outstanding and interest will cease to accrue on this Note.
(v) Conversion Settlement Defaults. If (x) the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock (the “Defaulted Shares”) forming part of the Conversion Consideration of the conversion of this Note, including any portion constituting an Early Redemption Payment required to be paid by the Company on the next Early Redemption Date or Early Redemption Stock Payment Date, as applicable, or any outstanding deferred Early Redemption Payment; and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Defaulted Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Defaulted Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by written notice to the Company, to cause the Company to either:
(1) pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or
(2) promptly deliver, to the Holder, such Defaulted Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (x) the number of such Defaulted Shares; and (y)

the Daily VWAP per share of Common Stock on the Conversion Date relating to such conversion.
To exercise such right, the Holder must deliver written notice of such exercise to the Company, specifying whether the Holder has elected clause (1) or (2) above to apply. If the Holder has elected clause (1) to apply, then the Company’s obligation to deliver the Defaulted Shares in accordance with this Note will be deemed to have been satisfied and discharged to the extent the Company has paid the Covering Price in accordance with clause (1).

(E) Reserve and Status of Common Stock Issued upon Conversion.
(i) Stock Reserve. At all times when this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock equal to three hundred percent (300%) of that which is sufficient to permit the conversion of this Note.
(ii) Status of Conversion Shares; Listing. Each share of Common Stock delivered upon conversion of this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued upon conversion of this Note, when delivered upon such conversion, to be admitted for listing on such exchange or quotation on such system.
(i) Transferability of Conversion Shares. Any shares of Common Stock issued upon conversion of this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.
(F) Forced Conversion.
(i) Generally. If (1) the Daily VWAP per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price on each of fifteen (15) consecutive VWAP Trading Days beginning after the Issue Date; and (2) the Equity Conditions are satisfied on each of such fifteen (15) consecutive VWAP Trading Days, then the Company may provide written notice to the Holder electing to convert the entire Principal Amount of this Note on the Conversion Date into Conversion Consideration no later than the fifth (5th) Business Day following such last VWAP Trading Day; provided that no Forced Conversion will be effected unless (x) the Daily VWAP per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price and (y) the Equity Conditions are satisfied on each VWAP Trading Day from the date of such notice until the corresponding Conversion Consideration is delivered. The Conversion Date with respect to any such Forced Conversion will be deemed to occur on the second (2nd) Business Day after such written notice to the Holder. Solely for purposes of the preceding sentence, the Conversion Price will be calculated without giving effect to any adjustments pursuant to Section 8(I).
(ii) Effect of Forced Conversion. A Forced Conversion will have the same effect as a conversion of the entire then outstanding Principal Amount of this Note effected at the Holder’s election pursuant to Section 8(A)(i) with a Conversion Date occurring on the Business Day referred to in Section 8(F)(i) (for the avoidance of doubt, without the need for the Holder to deliver a conversion notice); provided, however, that the Company will not be obligated to deliver the Conversion Consideration until the Holder has complied, if applicable, with its obligations under Section 8(C)(iii).
(G) Adjustments to the Conversion Rate.
(i) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(1) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 8(J) will apply), then the Conversion Rate will be adjusted based on the following formula:

OS1
CR1 = CR0 ×	OS0
where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 8(G)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 8(G)(i)(3)(a) and 8(G)(v) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

OS + X
CR1 = CR0 ×	OS + Y

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS = the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 8(G)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(3) Spin-Offs and Other Distributed Property.
(a) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:
(v) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 8(G)(i)(1) or Section 8(G)(i)(2);

(w) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 8(G)(i)(4);

(x) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 8(G)(v);

(y) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 8(G)(i)(3)(b); and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 8(J) will apply,

then the Conversion Rate will be increased based on the following formula:

SP
CR1 = CR0 ×	SP - FMV

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV = the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by this Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 8(J) will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

FMV + SP
CR1 = CR0 ×	SP

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV = the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP = the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 8(G)(i)(3)(b) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 8(G)(i)(3)(b) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

SP
CR1 = CR0 ×	SP - D

where:
CR0 = the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP = the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D = the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount of this Note held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

AC + (SP x OS1)
CR = CR0 ×	SP x OS0

where:
CR0 = the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the Expiration Time;

AC = the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the

“Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 8(G)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 8(G)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Note, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii) No Adjustments in Certain Cases.
(1) Where the Holder Participates in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 8(G)(i), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 8(G)(i) (other than a stock split or combination of the type set forth in Section 8(G)(i)(1) or a tender or exchange offer of the type set forth in Section 8(G)(i)(5)) if the Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being the Holder of this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate Principal Amount (expressed in thousands) of this Note held by this Holder on such date.
(2) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 8(G), Section 8(H) or Section 8(I). Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(a) except as otherwise provided in Section 8(G), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(b) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(c) the issuance of any shares of Common Stock, restricted stock, or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(d) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date (other than an adjustment pursuant to Section 8(G)(i)(3)(a) in connection with the separation of rights under the Company’s stockholder rights plan existing, if any, as of the Issue Date);
(e) solely a change in the par value of the Common Stock; or
(f) accrued and unpaid interest on this Note.
(iii) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Note, if:
(1) this Note is to be converted;
(2) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 8(G)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;
(3) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and
(4) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the

Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(iv) Conversion Rate Adjustments where the Converting Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Note, if:
(1) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 8(G)(i);
(2) a Note is to be converted;
(3) the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;
(4) the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(5) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 8(C)(ii)), then (x) such Conversion Rate adjustment will not be given effect for such conversion; (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution; and (z) there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Common Stock had such shares been entitled to participate in such dividend or distribution.

(v) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Note upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 8(G)(i)(3)(a) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.
(vi) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 8(G)(i), Section 8(H) or

Section 8(I) to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.
(vii) Equitable Adjustments to Prices. Whenever any provision of this Note requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 8(G)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.
(viii) Calculation of Number of Outstanding Shares of Common Stock. For purposes of this Section 8(G), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).
(ix) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).
(x) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 8(G)(i), the Company will promptly send notice to the Holder containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
(H) Voluntary Adjustments.
(i) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines in good faith that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; and (ii) such increase is irrevocable during such period. The Company and the Holder agree that any such voluntary adjustment to the Conversion Rate and any conversion of any portion of the Note based upon any such voluntary adjustment shall not constitute material non-public information with respect to the Company.
(ii) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 8(H)(i), then, no later than the first Business Day following such determination, the Company will send notice to the Holder of such increase, the amount thereof and the period during which such increase will be in effect.
(I) Adjustments to the Conversion Rate in Connection with an Event of Default. If an Event of Default occurs and the Conversion Date for the conversion of a Note occurs during the related Event of Default Conversion Period, then, subject to Section 8(K), the Conversion Rate applicable to such conversion will be increased by a number of shares equal to the Event of Default Additional Shares.
(J) Effect of Certain Recapitalizations, Reclassifications, Consolidations, Mergers and Sales.
(i) Generally. If there occurs:
(1) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(2) consolidation, merger, combination or binding or statutory share exchange involving the Company;
(3) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(4) other similar event,
and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note, at the effective time of such Common Stock Change Event, (x) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 8 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of Section 8(A), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. For these purposes, (I)

the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 8(J); (y) provides for subsequent adjustments to the Conversion Rate pursuant to Section 8(G), Section 8(H) and Section 8(I) in a manner consistent with this Section 8(J); and (z) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 8(J). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii) Notice of Common Stock Change Events. As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.
(iii) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 8(J).
(A) Limitations on Conversions.
(i) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(K)(i). For purposes of this Section 8(K)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a conversion notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 8(K)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of conversion shares to be issued pursuant to such conversion notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of

Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(K)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(K)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.
(ii) Stock Exchange Limitations. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issuable upon conversion of this Note pursuant to Section 8(I), together with all other shares, if any, theretofore issued upon conversion of this Note, including any portion constituting an Early Redemption Payment, exceed [insert # representing one share less share than 20% of the outstanding shares] shares in the aggregate. If any one or more shares of Common Stock are not delivered upon conversion of this Note as a result of the operation of the preceding sentence (such shares, the “Withheld Shares”), then on the Conversion Settlement Date for such conversion, the Company will pay to the Holder, in addition to the Conversion Consideration otherwise due upon such conversion, cash in an amount equal to the product of (x) the number of such Withheld Shares; and (y) the Daily VWAP per share of Common Stock on the Conversion Date for such conversion.
Section 9. AFFIRMATIVE AND NEGATIVE COVENANTS.
(A) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and

(B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.
(B) Corporate Existence. Subject to Section 9(A), the Company will cause to preserve and keep in full force and effect:
(i) its corporate existence in accordance with the organizational documents of the Company; and
(ii) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;
provided, however, that the Company need not preserve or keep in full force and effect any such license or franchise if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holder.
(C) Ranking. All payments due under this Note shall rank (i) pari passu with all Other Notes and, except as set forth in clause (ii) of this paragraph, all unsecured indebtedness of the Company, (ii) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes in accordance with the terms hereof and (iii) senior to any Subordinated Indebtedness.
(D) Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except for (i) by the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, or (ii) a refinancing of the entire amount of such Indebtedness which does not impose materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such refinancing, but with a maturity date which is later than one hundred eighty-one (181) days following the Maturity Date; or (c) amend or modify any documents or notes evidencing any Indebtedness in any manner which shortens the maturity date or any amortization, redemption or interest payment date thereof or otherwise imposes materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder.
(E) Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F)  Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.
(G) Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors, or (b) except with respect to the Company’s Series B Preferred Stock outstanding as of the Issue Date, declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary or Certus may pay dividends or make distributions to the Company or a parent company that is a direct or indirect wholly owned Subsidiary of the Company), or (c) lend money to any employees, officers or directors (except as permitted under clauses (F) or (G) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars $50,000 in the aggregate.
(H)  Transfers. Except for Permitted Transfers and Permitted Investments, the Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.
(I)   Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.
(J) Minimum Liquidity. The Company shall have at all times liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States and subject to a Control Agreement (as defined in the Security Agreement) in favor of the Collateral Agent in a minimum amount equal to eight million dollars ($8,000,000).
(K) Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(L) Maintenance of Properties, Etc. The Company shall maintain and preserve all of its properties which are necessary or useful (as determined by the Company in good faith) in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times in all material respects with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.
(M) Maintenance of Intellectual Property. The Company will take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.
(N) Maintenance of Insurance. The Company shall maintain insurance with reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.
(O) Transactions with Affiliates. The Company shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof.
(P) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s obligations under the Notes, including without limitation, the payment of interest and principal thereon.
(Q) Independent Investigation. At the request of the Holder at any time when an Event of Default has occurred and is continuing, the Company shall hire an independent, reputable investment bank selected by the Company and approved by the Holder to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to the Holder of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours and upon signing a confidentiality agreement in a form reasonably acceptable to the Company, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney-client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent Investigator may reasonably request. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries; provided that the Company’s chief financial officer and chief executive officer shall also be invited to attend any discussion with a key employee or the independent public accountants), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested.
(R) If at least two million five hundred thousand dollars ($2,500,000) of the Principal Amount of this Note has not been converted under Section 8 hereof on or prior to February 1, 2020, then the Company shall redeem on such date the portion of such amount not so converted pursuant to Section 7(A) hereof. Additionally, if at least five million dollars ($5,000,000) (less all amounts converted or redeemed on or prior to February 1, 2020 pursuant to the prior sentence) of the Principal Amount of this Note has not been converted under Section 8 hereof during the period beginning on February 2, 2020 and ending on April 1, 2020, then the Company shall redeem on such date the portion of such amount not so converted pursuant to Section 7(A) hereof. For the avoidance of doubt, any amounts converted or redeemed pursuant to this Section 9(R) shall not count towards any Early Redemption Payment or be taken into account for purposes of calculating the required aggregate Early Redemption Payments set forth in Section 7(B)(ii) and any Early Redemption Payments shall not count towards any redemption obligation pursuant to this Section 9(R).
(S) Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 9(S) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(T) The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.
Section 10. SUCCESSORS.
The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and
(A) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Corporation had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Section 11. DEFAULTS AND REMEDIES
(A) Events of Default. “Event of Default” means the occurrence of any of the following:
(i) a default in the payment when due of the Principal Amount, Maturity Principal Amount, Fundamental Change Repurchase Price, Company Redemption Price or Early Redemption Payment of this Note;
(ii) a default for two (2) Business Days in the payment when due of interest on this Note;

(iii) a default in the Company’s obligation to convert this Note in accordance with Section 8 upon the exercise of the conversion right with respect thereto or upon Forced Conversion;
(iv) a default in the Company’s obligation to deliver a Fundamental Change Notice pursuant to Section 6(C), and such default continues for three (3) Business Days;
(v) a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company (A) that the Equity Conditions are satisfied, (B) that there has been no failure of the Equity Conditions, or (C) as to whether any Event of Default has occurred;
(vi) a default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clause (i), (ii) or (iii) of this Section 11(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of the Securities Purchase Agreement; provided, however, that if such default or breach can be cured, then such default or breach will not be an Event of Default unless the Company has failed to cure such default within ten (10) days after its occurrence;
(vii) any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;
(viii) a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of any Transaction Document;
(ix) at any time, this Note or any shares of Common Stock issuable upon conversion of this Note are not Freely Tradable;
(x) any breach or default by the Company under Section 4(s) of the Securities Purchase Agreement;
(xi) the Company fails to comply with Section 9(J) of this Note.
(xii) the suspension from trading or failure of the Common Stock to be trading or listed on an Eligible Exchange for a period of ten (10) consecutive Trading Days;

(xiii) any breach or default by the Company under any Transaction Document except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of ten (10) consecutive days;
(xiv) a default by the Company or any of its Subsidiaries with respect to any Indebtedness of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, subject to the lapse of any applicable notice or cure period provided therein; provided, however that for the avoidance of doubt this Section 11(A)(xiv) shall not apply to Capital Leases;
(xv) one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least two hundred fifty thousand dollars ($250,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(xvi) (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, or (B) the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission in a manner that results in (A) the Company failing for any reason to satisfy the requirements of Rule 144(c)(1) under the Securities Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (B) if the Company is or becomes an issuer as described in Rule 144(i)(1)(i), the Company failing to satisfy any condition set forth in Rule 144(i)(2);
(xvii) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral in favor of the Collateral Agent or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;
(xviii) any material damage to, or loss, theft or destruction of, any material portion of the Collateral (provided that any damage, loss, theft or destruction of the Collateral that reduces the value of such Collateral by $250,000 or more shall be deemed to be material), whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than sixty (60) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected have a Material Adverse Effect (as defined in the Securities Purchase Agreement). For clarity, an Event of Default under this Section 11(A)(xviii) will not require any curtailment of revenue;
(xix) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;
(xx) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1) commences a voluntary case or proceeding;
(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3) consents to the appointment of a custodian of it or for any substantial part of its property;
(4) makes a general assignment for the benefit of its creditors;
(5) takes any comparable action under any foreign Bankruptcy Law; or
(6) generally is not paying its debts as they become due; or
(xxi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1) is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
(2) appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;
(3) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or
(4) grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 11(A)(xxi), such order or decree remains unstayed and in effect for at least thirty (30) days.

(A) Acceleration.
(i) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 11(A)(xx) or (xxi) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Maturity Principal Amount of, and all accrued and unpaid interest on, this Note will immediately become due and payable without any further action or notice by any Person.
(ii) Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 11(A)(xx) or (xxi) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and is continuing, then the Holder, by notice to the Company, may declare this Note to become due and payable immediately for cash in an amount equal to the Event of Default Acceleration Amount plus all accrued and unpaid interest on this Note.
(C) Notice of Events of Default. Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default (an “Event of Default Notice”) to the Holder, which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (iii) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the date of such cure.
Section 12. RANKING.
The indebtedness represented by this Note will constitute the senior secured obligations of the Company; provided, that upon the consummation of a Qualified Debt Financing, indebtedness represented by this Note will be secured on a second priority basis to the liens securing the Indebtedness in respect of a Qualified Debt Financing and will constitute the junior secured obligations of the Company.

Section 13. REPLACEMENT NOTES.
If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

Section 14. NOTICES.
Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
Attention: Chief Financial Officer
Email address: [__]

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by email to its email address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Section 15. SUCCESSORS.
All agreements of the Company in this Note will bind its successors.

Section 16. SEVERABILITY.
If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 17. HEADINGS, ETC.
The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 18. AMENDMENTS
This Note may not be amended or modified unless in writing by the Company and the Required Holders (as defined in the Securities Purchase Agreement), and no condition herein

(express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

Section 19. GOVERNING LAW; WAIVER OF JURY TRIAL.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

Section 20. SUBMISSION TO JURISDICTION.
The Company (A) agrees that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (B) waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 21. ENFORCEMENT FEES.
The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

Section 22. COLLATERAL AGENT.
(A) Appointment; Authorization. The Holder hereby irrevocably appoints, designates and authorizes HT Investments MA, LLC as collateral agent to take such action on its behalf under the provisions of this Note and each Security Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of each Security Document, together with such powers as are reasonably incidental thereto. The provisions of this Section 22 are solely for the benefit of the Collateral Agent, and the Company shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any Security Document (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in this Note, any Security Document or any other agreement, instrument or document related hereto or thereto, the Collateral Agent shall not have any duty or responsibility except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Note, any Security Document or any other agreement, instrument or document related hereto or thereto or otherwise exist against the Collateral Agent.
(B) Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its Affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives, or the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of any of its Affiliates (collectively, the “Related Parties”). The exculpatory provisions of this Section 22 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
(C) Exculpatory Provisions.
(i) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Security Documents, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth in the Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Collateral Agent or any of its Affiliates in any capacity.
(ii) The Collateral Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by the Company.
(iii) The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Note, any Security Document or any other agreement, instrument or document related hereto or thereto, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Note, any

Security Document or any other agreement, instrument or document related hereto or thereto, or (e) any failure of the Company or any other party to this Note, any Security Agreement or any other agreement, instrument or document related hereto or thereto to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Note, any Security Document or any other agreement, instrument or document related hereto or thereto, or to inspect the properties, books or records of the Company or any Affiliate of the Company.
(D) Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(E) Successor Agent. The Collateral Agent may resign as the Collateral Agent at any time upon ten (10) days’ prior notice to the Holder and each Other Holder and the Company. If the Collateral Agent resigns under this Note, the Holder and each Other Holder shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint a successor Collateral Agent on behalf of the Holder and each Other Holder after consulting with the Holder and each other Holder. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “the Collateral Agent” shall mean such successor agent, and the retiring Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Section 22 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent. If no successor agent has accepted appointment as the Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, a retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Holder, together with each Other Holder, shall perform all of the duties of the Collateral Agent hereunder until such time as the Holder and each Other Holder shall appoint a successor agent as provided for above.
(F) Non-Reliance on the Collateral Agent. The Holder acknowledges that it has, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Note. The Holder also acknowledges that it will, independently and without reliance upon the Collateral Agent or any of its Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Note, any Security Document or any related agreement or any document furnished hereunder or thereunder.
(G) Collateral Matters. The Holder irrevocably authorizes the Collateral Agent to release any Lien granted to or held by the Collateral Agent under any Security Document (i) when all Obligations (as defined in the Security Agreement) have been paid in full or a Qualified Debt Financing is consummated; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under this Note and each other agreement, instrument or document related hereto (it being agreed and understood that the Collateral Agent may conclusively rely without further inquiry on a certificate of an officer of the Company as to the sale or other disposition of property being made in compliance with this Note and each other agreement, instrument or document related hereto); or (iii) if approved, authorized or ratified in writing by the Holder and each Other Holder. The Collateral Agent shall have the right, in accordance with the Security Documents to sell, lease or otherwise dispose of any Collateral (as defined in the Security Agreement) for cash, credit or any combination thereof, and the Collateral Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations.
(H) Reimbursement by Holder and Other Holders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under  Sections 4(e) or 9(k) of the Securities Purchase Agreement to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of the Collateral Agent (or any sub-agent thereof), the Holder hereby agrees, jointly and severally with each Other Holder, to pay to the Collateral Agent (or any such sub-agent) or such Related Party of the Collateral Agent (or any sub-agent thereof), as the case may be, such unpaid amount.
(I) Marshaling; Payments Set Aside. Neither the Collateral Agent nor the Holder shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Collateral Agent, or the Collateral Agent enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (i) to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (ii) the Holder agrees to pay to the Collateral Agent upon demand its share of the total amount so recovered from or repaid by the Collateral Agent to the extent paid to the Holder.

* * *

CONVERSION NOTICE

WORKHORSE GROUP INC.

Senior Secured Convertible Note due 2022

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $    ,000 in accordance with the following details.

☐ Check if the Conversion Date occurs during an Event of Default Conversion Period.

Shares of Common Stock to be delivered:

____________________________
Accrued interest amount:

____________________________
DTC Participant Number:

___________________________
DTC Participant Name:

____________________________
DTC Participant Phone Number:

____________________________
DTC Participant Contact Email:

____________________________

Date: ____________________________   ____________________________
(Legal Name of Holder)

By: ____________________________
Name:
Title:

☐ Check if the Conversion Rate is at a rate other than is otherwise currently applicable (counter signature by the Company is not required unless a Conversion Rate other than the currently applicable Conversion Rate is requested).

Requested Conversion Rate:

____________________________

Date: ____________________________   ____________________________
WORKHORSE GROUP INC.

By: ____________________________
Name:
Title:

Exhibit A

Form of Company Redemption Warrant

FORM OF WARRANT
WORKHORSE GROUP INC.
WARRANT TO PURCHASE COMMON STOCK
Warrant No.:
Number of Shares of Common Stock: Warrant Amount (as defined herein)
Date of Issuance: [___], 2019 (“Issuance Date”)
Workhorse Group Inc., a company organized under the laws of Nevada (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HT Investments MA, LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date during an Exercise Period (as defined below), but not after 11:59 p.m., New York time, on last day of an Exercise Period, a number of fully paid non-assessable shares of Common Stock (as defined below) equal to the Warrant Amount (as defined herein), subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Common Stock (the “Warrants”) issued pursuant to (i) that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of November 21, 2019 (the “Subscription Date”) by and between the Company and each of the investors listed on the Schedule of Buyers attached thereto, (ii) the Company’s Registration Statement on Form S-3 (File number 333-213100) (the “Registration Statement”) and (iii) the Company’s prospectus supplement dated as of November 21, 2019.
1.EXERCISE OF WARRANT.

(a) Exercisability. The Warrant may not be exercised prior to there having been a redemption (in whole or in part) of that certain 4.50% Senior Secured Convertible Note of the Company issued to the Holder in accordance with the Purchase Agreement (the “Note”) in accordance with Section 7(A) thereof. This Warrant shall be exercisable for a number of shares of Common Stock (the “Warrant Amount”) equal to (a) one hundred fifteen percent (115%) of the total principal amount of the Convertible Note redeemed at such time (each such time a “Company Note Redemption Time”) in accordance with Section 7(A) of the Convertible Note; divided by (b) the Conversion Price (as defined in the Note) as of such Company Note Redemption Time; provided, however, that in the event that there are one or more partial redemptions of the Note, the Warrant Amount shall be sum of the number of shares resulting from the performance of the calculation set forth in this Section 1(a) for each such partial redemption. For purposes of this Warrant, a redemption of the Note pursuant to Section

9(R) of the Note shall not be deemed to be a Company Note Redemption Time and the Warrant Amount shall not be increased as a result of any redemption of the Note pursuant to Section 9(R) of the Note.
(b) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(b)), this Warrant may be exercised by the Holder at any time or times during an Exercise Period, in whole or in part, by delivery (whether via facsimile, electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following the delivery of the Exercise Notice, the Holder shall make payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or, if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Notice be required. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares and the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Exercise Notice is delivered to the Company. On or before the first (1st) Trading Day following the date on which the Holder has delivered the applicable Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Notice, in the form attached to the Exercise Notice, to the Holder and the Company’s transfer agent (the “Transfer Agent”). So long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the earlier of (i) the second (2nd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case following the date on which the Exercise Notice has been delivered to the Company, or, if the Holder does not deliver the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) on or prior to the first (1st) Trading Day following the date on which the Exercise Notice has been delivered to the Company, then on or prior to the first (1st) Trading Day following the date on which the Aggregate Exercise Price (or notice of a Cashless Exercise, if applicable) is delivered (such earlier date, or if later, the earliest day on which the Company is required to deliver Warrant Shares pursuant to this Section 1(a), the “Share Delivery Date”, the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any, including without limitation for same day processing. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record and beneficial owner of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is physically delivered to the Company in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination; provided, however, that the Company shall not be required to deliver Warrant Shares with respect to an exercise prior to the Holder’s delivery of the Aggregate Exercise Price (or notice of a Cashless Exercise) with respect to such exercise.
(c) Exercise Price. For purposes of this Warrant, “Exercise Price” means, as of a Company Note Redemption Time, an amount per share equal to the greater of (x) the Conversion Price (as defined in the Note) as of such Company Note Redemption Time and (y) the Company Redemption Stock Price (as defined in the Note) as of such Company Note Redemption Time, in each case subject to adjustment as provided herein; provided, however, that in the event that there are one or more partial redemptions of the Note, the Exercise Price for the shares for which this Warrant shall be exercisable as a result of any particular partial redemption shall be the Exercise Price as of the Company Note Redemption Time for such partial redemption.
(d) Company’s Failure to Timely Deliver Securities. If either (I) the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the applicable Share Delivery Date, if (x) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such Common Stock on the Company’s share register or (y) the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant or (II) a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are the subject of the Exercise Notice (the “Exercise Notice Warrant Shares”) is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and (x) the Company fails to promptly, but in no event later than one (1) Business Day after such registration statement becomes unavailable, to so notify the Holder and (y) the Company is unable to deliver the Exercise Notice Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Exercise Notice Warrant Shares to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), then, in addition to all other remedies available to the Holder, if on or prior to the applicable Share Delivery Date either (I) (x) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or (y), if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Company shall fall to credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, or (II) if a Notice Failure occurs, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof. The Company’s current transfer agent participates in the DTC Fast Automated Securities Transfer Program (“FAST”). In the event that the Company changes transfer agents while this Warrant is outstanding, the Company shall use commercially reasonable efforts to select a transfer agent that participates in FAST. While this Warrant is outstanding, the Company shall request its transfer agent to participate in FAST with respect to this Warrant. In addition to the foregoing rights, (i) if the Company fails to deliver the applicable number of Warrant Shares upon an exercise pursuant to Section 1 by the applicable Share Delivery Date, then the Holder shall have the right to rescind such exercise in whole or in part and retain and/or have the Company return, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an exercise shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and (ii) if a registration statement (which may be the Registration Statement) covering the issuance or resale of the Warrant Shares that are subject to an Exercise Notice is not available for the issuance or resale, as applicable, of such Exercise Notice Warrant Shares and the Holder has submitted an Exercise Notice prior to receiving notice of the non-availability of such registration statement and the Company has not already delivered the Warrant Shares underlying such Exercise Notice electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, the Holder shall have the option, by delivery of notice to the Company, to (x) rescind such Exercise Notice in whole or in part and retain or have returned, as the case may be, any portion of this Warrant that has not been exercised pursuant to such Exercise Notice; provided that the rescission of an Exercise Notice shall not affect the Company’s obligation to make any payments that have accrued prior to the date of such notice pursuant to this Section 1(c) or otherwise, and/or (y) switch some or all of such Exercise Notice from a cash exercise to a Cashless Exercise. In addition to the foregoing, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after the Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.
Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

(A x B) — (A x C)
Net Number =	B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.
B = as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the Weighted Average Price on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) hereof or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) hereof after the close of “regular trading hours” on such Trading Day.
C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.
If Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).  Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 1(c) and 4(b), in no event will the Company be required to net cash settle a Warrant exercise.
(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(f) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other

Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 4.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.
(g) Required Reserve Amount.  So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrants then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than in connection with any exercise of Warrants or such other event covered by Section 2(c) below.  The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the Warrants based on the number of shares of Common Stock issuable upon exercise of Warrants held by each holder thereof on the Issuance Date (without regard to any limitations on exercise) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the remaining holders of Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the Warrants then held by such holders thereof (without regard to any limitations on exercise).

(h) Insufficient Authorized Shares. If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding shares of Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.
2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:
(a) Intentionally omitted.
(b) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.
(c) Adjustment Upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.
3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if, on or after the Subscription Date and on or prior to the Expiration Date, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).
4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.
(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time on or after the Subscription Date and on or prior to the Expiration Date the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).
(b) Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for the Company (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) (collectively, the “Corporate Event Consideration”) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). The provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.
5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Warrants then outstanding (without regard to any limitations on exercise).
6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.
7. REISSUANCE OF WARRANTS.
(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.
(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without the obligation to post a bond) and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.
(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender.
(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.
8. NOTICES. Whenever notice is required to be given under this Warrant, including, without limitation, an Exercise Notice, unless otherwise provided herein, such notice shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, electronic mail or by facsimile or (b) from outside the United States, by International Federal Express, electronic mail or facsimile, and (ii) will be deemed given (A) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (B) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (C) if delivered by International Federal Express, two (2) Business Days after so mailed and (D) at the time of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, (E) the next Trading Day after the date of transmission, if delivered by electronic mail to each of the email addresses specified in this Section 8 on a day that is not a Trading Day or later than 5:00 p.m. (New York time) on any Trading Day and (F) if delivered by facsimile, upon electronic confirmation of delivery of such facsimile, and will be delivered and addressed as follows:
(i) if to the Company, to:
Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
Attention: Stephen M. Fleming
Facsimile: (516)-977-1209
Email: smf@flemingpllc.com

(ii) if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company (provided that, with respect to the Holder, such notice may only be delivered via electronic mail or facsimile),
With a copy (for informational purposes only) to:
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Telephone:  (212) 906-1200
Facsimile:  (212) 751-4864
Attention:  Peter N. Handrinos, Esq.
E-mail:  peter.handrinos@lw.com

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.
9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.
10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 8(i) above or such other address as the Company subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days of receipt of the Exercise Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
12. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and any other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
13. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.
14. SEVERABILITY; CONSTRUCTION; HEADINGS. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.
15. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall contemporaneously with any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.
16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:
(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Subscription Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(c) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 11. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
(d) “Bloomberg” means Bloomberg Financial Markets.
(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(f) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which (x) the gross consideration paid, directly or indirectly, by the Company in such acquisition is not greater than 20% of the Company’s market capitalization as calculated on the date of the consummation of such merger and (y) such merger does not contemplate a change to the identity of a majority of the board of directors of the Company. Notwithstanding anything herein to the contrary, any transaction or series of transaction that, directly or indirectly, results in the Company or the Successor Entity not having Common Stock or common stock, as applicable, registered under the 1934 Act and listed on an Eligible Market shall be deemed a Change of Control.
(g) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
(h) “Common Stock” means (i) the Company’s Common Stock, par value $0. 001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.
(i) “Convertible Securities” means any capital stock or other security of the Company or any of its subsidiaries (other than Options) that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its subsidiaries.
(j) “Eligible Market” means The Nasdaq Capital Market, the NYSE American LLC, The Nasdaq Global Select Market, The Nasdaq Global Market or The New York Stock Exchange, Inc.
(k) “Exercise Period” means, with respect to shares for which this Warrant is exercisable following any redemption (in whole or in part) of the Note, the date that is ninety (90) days after the Company Note Redemption Time applicable to such redemption; provided, that such date shall be extended by an amount of time equal to the number of days during which any Exercise Failure was in existence under this Warrant.
(l)  “Expiration Date” means the date that is ninety (90) days after the termination or cancelation of the Note in accordance with its terms; provided, that such date shall be extended by an amount of time equal to the number of days during which any Exercise Failure was in existence under this Warrant.
(m) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject

Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(n) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(o) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.
(p) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Holder, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Holder or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction or Change of Control.
(q) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(r) “Principal Market” means The Nasdaq Capital Market.
(s) “Required Holders” means the holders of the Warrants representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding.
(t) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Company’s primary trading market or quotation system with respect to the Common Stock that is in effect on the date of receipt of an applicable Exercise Notice.
(u) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.
(v) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or Change of Control or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction or Change of Control shall have been entered into.
(w) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.
(x) “Transaction Documents” means any agreement entered into by and between the Company and the Holder, as applicable.
(y) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

WORKHORSE GROUP INC.

By:___________________________
Name:
Title:

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

WORKHORSE GROUP INC.
The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of Workhorse Group Inc., a company organized under the laws of Nevada (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares;  and/or

____________ a “Cashless Exercise” with respect to ______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Empire Stock Transfer, Inc. to issue the above indicated number of shares of Common Stock on or prior to the applicable Share Delivery Date.

WORKHORSE GROUP INC.

By:________________________________
Name:
Title:

SECURITY AGREEMENT
THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of [ • ], 2019 among Workhorse Group Inc., a Nevada corporation (the “Grantor”), and HT Investments MA, LLC, a Delaware limited liability company, in its capacity as collateral agent for the benefit of the Holders (as defined below) (together with its successors and assigns in such capacity, the “Secured Party”).
W I T N E S S E T H:
WHEREAS, the Grantor will enter into that certain Securities Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), with HT Investments MA, LLC (the “Initial Holder”) and each other party thereto, pursuant to which, among other things, the Grantor will issue, and the Initial Holder will purchase, subject to the terms set forth therein, the Convertible Notes (as defined in the Securities Purchase Agreement);
AND WHEREAS, it is a condition precedent to the closing under the Securities Purchase Agreement that the Grantor shall have executed and delivered this Agreement to the Secured Party for its benefit and the benefit of the Holders.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Definitions. Capitalized terms used herein without definition and defined in the Convertible Notes are used herein as defined therein. In addition, as used herein:
“Account” means any “account”, as such term is defined in the UCC.
2 “Agreement” has the meaning set forth in the preamble hereof.
3 “Applicable Law” means, in relation to any subject, all provisions applicable to that subject of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Entity, (ii) authorizations, consents, approvals, permits or licenses issued by, or a registration or filing with, any Governmental Entity and (iii) orders, decisions, judgments, awards and decrees of any Governmental Entity (including common law and principles of public policy).
4 “Certus” means Certus Unmanned Aerial Systems LLC, a Delaware limited liability company owned 50% by the Grantor and 50% by Moog Inc.
5  “Chattel Paper” means all “chattel paper”, as such term is defined in the UCC, including, without limitation, “electronic chattel paper” and “tangible chattel paper”, as each term is defined in the UCC.
6 “Collateral” has the meaning ascribed thereto in Section 3 hereof.
7 “Collateral Records” means all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts,

tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.
“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
8 “Commercial Tort Claims” means “commercial tort claims”, as such term is defined in the UCC, including, without limitation, all commercial tort claims listed on Schedule VIII hereto.
9 “Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
10 “Control Agreement” has the meaning set forth in Section 4.5 hereof.
11 “Convertible Notes” has the meaning set forth in the Securities Purchase Agreement.
12 “Copyrights” means all copyrights and rights, title and interests (and all related IP Ancillary Rights) in copyrights, works protectable by copyrights, mask works, database and design rights, copyright registrations and copyright applications, including, without limitation, the copyright registrations and copyright applications listed on Schedule III attached hereto (if any), all Copyrights (as defined in the Convertible Notes), and all renewals of any of the foregoing.
13 “Deposit Accounts” means all “deposit accounts”, as such term is defined in the UCC, now or hereafter held in the name of the Grantor.
14 “Documents” means all “documents”, as such term is defined in the UCC, and shall include, without limitation, all documents of title (as defined in the UCC), bills of lading or other receipts evidencing or representing Inventory or Equipment.
15 “Equipment” means (i) all “equipment”, as such term is defined in the UCC and, in any event, shall include, Motor Vehicles, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC); and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.
16 “Excluded Accounts” means any accounts maintained by the Grantor exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Grantor’s employees; provided amounts therein are transferred into such accounts no earlier than two Business Days prior to the use of all amounts contained therein for making such payments.
17 “Excluded Collateral” has the meaning set forth in Section 2.1(a) hereof.
18 “GAAP” has the meaning set forth in the Securities Purchase Agreement.

19 “General Intangibles” means all “general intangibles”, as such term is defined in the UCC, and, in any event, shall include, without limitation, payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs and other Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC.
20 “Goods” means all “goods”, as such term is defined in the UCC, including, without limitation, fixtures and embedded Software to the extent included in “goods” as defined in the UCC.
21 “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.
22 “Grantor” has the meaning set forth in the preamble hereof.
23 “Holders” means the Initial Holder and each Holder under and as defined in any Convertible Note.
24 “Initial Holder” has the meaning set forth in the preamble hereof.
25 “Instruments” means all “instruments”, as such term is defined in the UCC, and shall include, without limitation, promissory notes, drafts, bills of exchange and trade acceptances.
26 “Insurance” means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof) and (ii) all key man life insurance policies (if any).
27 “Intellectual Property” means all rights, title and interests in intellectual property arising under any Applicable Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets, industrial designs, integrated circuit topographies, confidential proprietary information and rights under Intellectual Property Licenses.
28 “Intellectual Property Licenses” means any written agreement, including all contractual obligations (and all related IP Ancillary Rights), granting any right, title and interest in any Intellectual Property, including software license agreements, whether the Grantor is a licensee or licensor under any such license agreement, and including, without limitation, the license agreements listed on Schedule IV attached hereto and all Copyright Licenses, Patent Licenses and Trademark Licenses (each as defined in the Convertible Notes).
29 “Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Applicable Law in Internet domain names.
30 “IP Ancillary Rights” means, with respect to an item of Intellectual Property all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
31  “Inventory” means (i) any “inventory”, as such term is defined in the UCC, and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the Grantor’s business; all goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).
32 “Investment Property” means all “investment property”, as such term is defined in the UCC.
33 “Letter-of-Credit Right” means any “letter-of-credit right”, as such term is defined in the UCC.
34 “Mortgage” means any mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or other document, in form and substance reasonably satisfactory to the Secured Party, creating in favor of the Secured Party a Lien on real property owned, leased, subleased or otherwise occupied by the Grantor.
35 “Motor Vehicles” means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.
36 “Note Documents” means the Securities Purchase Agreement, the Convertible Notes, the Warrants (as defined in the Securities Purchase Agreement), the Security Documents and all other documents, certificates, instruments and agreements delivered in connection with the foregoing, all as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
37 “Obligations” means all liabilities, indebtedness and obligations (including interest accrued at the rate provided in the applicable Note Document after the commencement of a bankruptcy proceeding, whether or not a claim for such interest is allowed) of the Grantor under the Convertible Notes, any Security Document or any other Note Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

38 “Patents” means any patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein, all patentable inventions and those patents and patent applications listed on Schedule V attached hereto (if any), all Patents (as defined in the Convertible Notes), and all IP Ancillary Rights in respect of any of the foregoing.
39 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity.
40 “Pledge Supplement” has the meaning set forth in Section 4.1(j) hereof.
41 “Pledged Collateral” means (a) all of the Pledged Interests, (b) the certificates, if any, representing the Pledged Interests and any interest of the Grantor on the books and records of any Pledged Entity pertaining to such Pledged Interests and (c) all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Interests
42 “Pledged Entities” means the corporations, limited liability companies and other entities set forth on Exhibit A and each other corporation, limited liability company or other entity, the stock or other equity interests and securities of which are owned or acquired by the Grantor and described on a Pledge Supplement.
43 “Pledged Interests” means all of the capital stock, limited liability company interests and other equity interests and securities of the Pledged Entities or any other entity now owned or hereafter acquired by the Grantor.
44  “Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, includes, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Entity (or any person acting under color of a Governmental Entity), and (c) any and all other amounts from time to time paid or payable under, in respect of or in connection with any of the Collateral.
45 “Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of the Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.
46 “Receivables Records” means (i) all originals or copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables; (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Grantor or any computer bureau or agent from time to time acting for the Grantor or otherwise; (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers; and (iv) all other written or non-written forms of information related in any way to the foregoing or any Receivable.
47 “Record” has the meaning specified in the UCC.
48 “Representative” means any Person acting as agent, representative or trustee on behalf of the Secured Party from time to time.
49 “Security Documents” means this Agreement, the Control Agreements, the Mortgages, and each other agreement or instrument pursuant to or in connection with which the Grantor grants a security interest in any Collateral to the Secured Party, for its benefit and the benefit of the Holders, or pursuant to which any such security interest in Collateral is perfected, each as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
50 “Secured Party” has the meaning set forth in the preamble hereof.
51 “Securities Purchase Agreement” has the meaning set forth in the recitals hereof.
52 “Software” means all “software”, as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, other than software embedded in any category of Goods, including, without limitation, all computer programs and all supporting information provided in connection with a transaction related to any program.
53 “Supporting Obligation” means any “supporting obligation”, as such term is defined in the UCC.
54 “Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Applicable Law in or relating to trade secrets.
55 “Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Applicable Law in any trademarks, trade names, internet domain names, URLs, all websites, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, all goodwill associated therewith, all registrations and recordings thereof and all applications in connection therewith, including, without limitation, the trademarks, trademark applications, internet domain names and URLs listed in Schedule VI attached hereto (if any) and renewals thereof, all Trademarks (as defined in the Convertible Notes).
56 “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern.
Section 2. Representations, Warranties and Covenants of the Grantor. The Grantor represents and warrants to, and covenants with, the Secured Party as follows:
(a) The Grantor has rights in and the power to transfer the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof (subject, with respect to after acquired Collateral, to the Grantor acquiring the same) and no Lien other than (x) with respect to the Collateral other than the Pledged Collateral, Permitted Liens, and (y) with respect to the Pledged Collateral, the

Permitted Liens described in clause (A) or (N) of the definition thereof, in either case, exists or will exist upon such Collateral at any time.
(b) This Agreement is the legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought.
(c) This Agreement is effective to create in favor of the Secured Party a valid security interest in and Lien upon all of the Grantor’s right, title and interest in and to the Collateral, and upon (i) the filing of appropriate UCC financing statements in the jurisdictions listed on Schedule I attached hereto, (ii) each Deposit Account being subject to a Control Agreement (as hereinafter defined) among the Grantor, depository institution and the Secured Party on behalf of the Holders, (iii) filings in the United States Patent and Trademark Office or United States Copyright Office with respect to Collateral that is Patents, Trademarks or Copyrights, as the case may be, (iv) the filing of the Mortgages in the jurisdictions listed on Schedule I hereto, (v) the delivery to the Secured Party of the Pledged Collateral together with assignments in blank, (vi) the security interest created hereby being noted on each certificate of title evidencing the ownership of any Motor Vehicle in accordance with Section 4.1(d) hereof, (vii) delivery to the Secured Party or its Representative of Instruments duly endorsed by the Grantor or accompanied by appropriate instruments of transfer duly executed by the Grantor with respect to Instruments not constituting Chattel Paper and (viii) the consent of the issuer and any confirmer of any letter of credit to an assignment to the Secured Party of the proceeds of any drawing thereunder, such security interest will be a duly perfected first priority security interest (subject only to Permitted Liens) in all of the Collateral. No consent, approval or authorization of or designation or filing with any Governmental Entity on the part of the Grantor is required in connection with the pledge and security interest granted under this Agreement (other than (x) any consent or approval which has been obtained and is in full force and effect and (y) the filings described in clauses (c)(i), (iii) and (iv) above).
(d) The execution, delivery and performance of this Agreement will not violate (i) any material provision of any Applicable Law, (ii) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, which are applicable the Grantor, (iii) the articles or certificate of incorporation, certificate of formation, bylaws or any other similar organizational documents of the Grantor or any Pledged Entity or of any securities issued by the Grantor or any Pledged Entity, (iv) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Grantor or any Pledged Entity is a party or which is binding upon the Grantor or any Pledged Entity or upon any of the assets of the Grantor or any Pledged Entity, and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Grantor or any Pledged Entity, except as otherwise contemplated by this Agreement.
(e) All of the Equipment, Inventory and Goods with a value in excess of $50,000 individually or in the aggregate owned by the Grantor is located at the places as specified on Schedule I attached hereto other than locations where such Equipment, Inventory and Goods is temporarily located for maintenance or repair and locations in transit. Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses the Grantor’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of the Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by the Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), the Grantor’s state or province, as applicable, of incorporation, formation or organization and the chief place of business, chief executive office and the office where the Grantor keeps its books and records and the states in which the Grantor conducts its business. The Grantor has only one state or province, as applicable, of incorporation, formation or organization. The Grantor does not do business and has not done business during the past five years under any trade name or fictitious business name, and has not changed its jurisdiction of incorporation, formation or organization or its corporate structure in any way, except as disclosed on Schedule II attached hereto.
(f) To the Grantor’s knowledge, no Copyrights, Patents, Intellectual Property Licenses or Trademarks listed on Schedules III, IV, V and VI attached hereto, respectively, if any, have been adjudged invalid or unenforceable or have been canceled, in whole or in part, or are not presently subsisting. To the Grantor’s knowledge, each of such Copyrights, Patents, Intellectual Property Licenses and Trademarks (if any) is valid and enforceable. To the Grantor’s knowledge and as of the date hereof, the Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of such Copyrights, Patents, Intellectual Property Licenses and Trademarks, identified on Schedules III, IV, V and VI, as applicable, as being owned by the Grantor, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by the Grantor not to sue third persons, other than Permitted Liens and Permitted Intellectual Property Licenses. The Grantor has adopted, used and is currently using, or has a current bona fide intention to use, all of the Trademarks and Copyrights listed on Schedules III and VI, respectively. As of the date hereof, the Grantor has not received written notice of any suits or actions commenced or threatened with reference to the Copyrights, Patents or Trademarks owned by it.
(g) Without duplication of any information required to be delivered by the Grantor to the Secured Party under and in accordance with the terms of the Convertible Notes, then subject to Section 2(r), the Grantor agrees to deliver to the Secured Party (x) an updated Schedule I, II, VII and/or VIII within 10 Business Days of any change thereto and (y) an updated Schedule III, IV, V and/or VI in the case of any change thereto on the each Interest Payment Date.
(h) All depositary and other accounts including, without limitation, Deposit Accounts, securities accounts, brokerage accounts and other similar accounts, maintained by the Grantor (other than Excluded Accounts) are described on Schedule VII hereto, which description includes for each such account, the name and address of the financial institution at which such account is maintained and the account number of such account. The Grantor shall not open any new Deposit Accounts, securities accounts, brokerage accounts or other accounts unless the Grantor shall have given the Secured Party prior written notice of its intention to open any such new accounts. Subject to Section 2(r), the Grantor shall deliver to the Secured Party a revised version of Schedule VII showing any changes thereto promptly following, but in any event within 10 Business Days of, any such change. The Grantor hereby authorizes the financial institutions at which the Grantor maintains an account to provide Secured Party with such information with respect to such account as the Secured Party from time to time reasonably may request, and the Grantor hereby consents to such information being provided to the Secured Party. In addition, all of the Grantor’s depositary, security, brokerage and other accounts including, without limitation, Deposit Accounts (other than Excluded Accounts) shall be subject to the provisions of Section 4.5 hereof.
(i) The Grantor does not own any Commercial Tort Claims having a value in excess of $50,000 individually or in the aggregate except for those disclosed on Schedule VIII hereto (if any).
(j) The Grantor does not have any interest in real property except as disclosed on Schedule IX (if any). Subject to Section 2(r), the Grantor shall deliver to the Secured Party a revised version of Schedule IX showing any changes thereto within 20 days of any such change. Except as otherwise agreed to by the Secured Party, all such interests in real property with a fair market value in excess of $500,000 with respect to such real property are, or within 30 days after the Grantor acquires any additional real property interest with a fair market value in excess of $500,000 shall be, subject to a Mortgage in favor of the Secured Party; provided, that if at any time the fair market value of any real property interest of the Grantor that is not subject to a Mortgage in favor of the Secured Party (whether individually or in the aggregate with other such real property interests) exceeds $1,000,000, then Grantor shall promptly cause its real property interests to be subject to one or more Mortgages in favor of the Secured Party such that the fair market value of the real property interests of the Grantor that are not subject to a Mortgage does not exceed $1,000,000.
(i) The Grantor shall duly and properly record each interest in real property held by the Grantor that is required to be subject to a Mortgage, except with respect to easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that the Grantor, in good faith, using prudent customs and practices in the industry in which it operates, does not believe are of material value or material to the operation of the Grantor’s business or, with respect to state and federal rights of way, are not capable of being recorded as a matter of state and federal law.
(ii) The Grantor shall cause a title insurance company reasonably satisfactory to the Collateral Agent to issue, in respect of each mortgaged real property interest (including any additional real property interest (whether fee, leasehold or otherwise) that is required to be subject to a Mortgage), a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance or unconditional commitment to issue a title policy for such insurance. Each such policy shall (1) be in an amount reasonably satisfactory to the Collateral Agent and in any event such amount shall not exceed 120% of the then fair market value of the property; (2) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such mortgaged real property interest free and clear of all defects and encumbrances, except for Permitted Liens; (3) name the Collateral Agent, for the benefit of the Holders, as the insured thereunder; (4) be in the form of ALTA Loan Policy reasonably acceptable to the Collateral Agent; and (5) contain such endorsements and affirmative coverage as the Collateral Agent may reasonably request, each in form and substance reasonably acceptable to the Collateral Agent.
(k) All Equipment (including, without limitation, Motor Vehicles) owned by the Grantor and subject to a certificate of title or ownership statute is described on Schedule X hereto.
(l) None of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC).

(m) The Grantor does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut.
(n) All actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Secured Party of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained, other than those required under federal and state securities laws (in each case, with respect only to the exercise of remedies).
(o) Exhibit A sets forth (i) the authorized capital stock and other equity interests of each Pledged Entity, (ii) the number of shares of capital stock and other equity interests of each Pledged Entity that are issued and outstanding as of the date hereof and (iii) the percentage of the issued and outstanding shares of capital stock and other equity interests of each Pledged Entity held by the Grantor. The Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests, and such shares are and will remain free and clear of all pledges, liens, security interests and other encumbrances and restrictions whatsoever, except the liens and security interests in favor of the Secured Party created by this Agreement and any Permitted Lien described in clause (N) of the definition thereof.
(p) Except as set forth on Exhibit A, there are no outstanding options, warrants or other similar agreements with respect to the Pledged Interests or any of the other Collateral.
(q) The Pledged Interests have been duly and validly authorized and issued, are fully paid and non-assessable, and the Pledged Interests listed on Exhibit A constitute all of the issued and outstanding capital stock or other equity interests of the Pledged Entities or, with respect to Certus, such other percentage of ownership as set forth on Exhibit A.
(r) Upon delivery by the Grantor to the Secured Party of any updated schedule required to be delivered pursuant to this Section 2, unless the Grantor has in good faith determined that the matters contained in such updated schedule do not constitute material, nonpublic information relating to the Grantor or any of its Subsidiaries, the Grantor shall on or prior to 9:00 am, New York city time on the Business Day immediately following such updated schedule delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Grantor believes that any updated schedule required to be delivered pursuant to this Section 2 contains material, non-public information relating to the Grantor or any of its Subsidiaries, the Grantor so shall indicate to the Secured Party explicitly in writing concurrently with the delivery of such updated schedule, and in the absence of any such written indication, the Secured Party shall be entitled to presume that information contained in such updated schedule does not constitute material, non-public information relating to the Grantor or any of its Subsidiaries.
Section 3. Collateral.
(a) As collateral security for the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, the Grantor hereby pledges and grants to the Secured Party (for the ratable benefit of the Holders) a Lien on and security interest in all of the Grantor’s right, title and interest in the following properties and assets of the Grantor, whether now owned by the Grantor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”):
i) all Instruments, together with all payments thereon or thereunder, and Letter-of-Credit Rights;
ii) all Accounts;
iii) all Inventory;
iv) all General Intangibles (including Software);
v) all Equipment;
vi) all Documents;
vii) all Contracts;
viii) all Goods;
ix) all Investment Property;
x) all Deposit Accounts and the balance from time to time in all bank accounts maintained by the Grantor;
xi) all Commercial Tort Claims specified on Schedule VIII;
xii) all Intellectual Property;
xiii) all Chattel Paper, all amounts payable thereunder, all rights and remedies of the Grantor thereunder including but limited to the right to amend, grant waivers and declare defaults, any and all accounts evidenced thereby, any guarantee thereof, and all collections and monies due or to become due or received by any Person in payment of any of the foregoing;
xiv) all Receivables and Receivable Records;
xv) all Insurance;
xvi) all Pledged Collateral;
xvii) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and
xviii) all other tangible and intangible property of the Grantor, including, without limitation, all interests in real property, Proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the property of the Grantor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any Person relating thereto), other rights to payments not otherwise included in the foregoing, and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of the Grantor, any computer bureau or service company from time to time acting for the Grantor.
Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the term “Collateral” shall be deemed to exclude, all of the following property (the “Excluded Collateral”): (A) any intent-to-use trademark applications filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, to the extent that, and solely during the period in which, the grant of a security interest therein would otherwise invalidate the Grantor’s right, title or interest therein, (B) any property owned by the Grantor that is subject to a purchase money Lien or a “capital lease” in accordance with GAAP permitted hereunder or under the Note Documents if the contractual obligation pursuant to which such Lien is granted (or the document providing for such capital lease) prohibits the creation of a Lien thereon or expressly requires the consent of any person other than the Grantor, unless such consent has been obtained or such prohibitions otherwise cease to exist, in which case such Collateral shall automatically become subject to the security interest granted hereunder, (C) any General Intangibles or other rights, in each case arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would violate or invalidate any such contract, instrument, license or other document or give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder, (D) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset, provided, that the property described in clauses (C) and (D) above shall only be excluded from the term “Collateral” to the extent the conditions stated therein are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other Applicable Law, (E) assets sold pursuant to the Asset Purchase Agreement dated October 1, 2019 by and among Moog Inc., Surefly, Inc. and the Grantor, as in effect on the date hereof and as may be amended to extend the closing date of the transactions contemplated by such Asset Purchase Agreement so long as such amendment does not impose further obligations on the Grantor and would not cause additional assets being sold thereunder, and any assets of Certus, and (F) the Excluded Accounts. Notwithstanding the foregoing, all Proceeds of the property described in clauses (A) through (F) above shall constitute Collateral and shall be included within the property and assets over which a security interest is granted pursuant to this Agreement, unless such Proceeds would independently constitute Excluded Collateral.
(b) The security interest granted under this Section does not constitute and is not intended to result in a creation or an assumption by the Secured Party of any obligation of the Grantor or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the exercise by the Secured Party of any of its rights in the Collateral shall not release the Grantor from any of its duties or obligations in respect of the Collateral other than any duties and obligations arising with respect to Collateral after the Grantor has been dispossessed of such Collateral by the Secured Party (or its assignee), which, by their nature, may not be satisfied without possession of such Collateral and (ii) the Secured Party shall not have any obligations or liability in respect of the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Covenants; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Grantor hereby agrees with the Secured Party as follows:
4.1 Delivery and Other Perfection; Maintenance, etc.
(a) Delivery of Instruments, Documents, Etc. The Grantor shall deliver and pledge to the Secured Party or its Representative any and all Instruments, negotiable Documents and Chattel Paper evidencing amounts greater than $50,000 individually or in the aggregate and certificated securities accompanied by stock/membership interest powers executed in blank, which stock/membership interest powers may be filled in and completed at any time upon the occurrence and during the continuance of any Event of Default duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Grantor in such form and substance as the Secured Party or its Representative may request; provided, that so long as no Event of Default shall have occurred and be continuing, the Grantor may retain for collection in the ordinary course of business any Instruments, negotiable Documents and Chattel Paper received by the Grantor in the ordinary course of business, and the Secured Party or its Representative shall, promptly upon request of the Grantor, make appropriate arrangements for making any other Instruments, negotiable Documents and Chattel Paper pledged by the Grantor available to the Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Secured Party or its Representative, against a trust receipt or like document). If the Grantor retains possession of any Chattel Paper, negotiable Documents or Instruments evidencing amounts greater than $25,000 individually or in the aggregate pursuant to the terms hereof, such Chattel Paper, negotiable Documents and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of HT Investments MA, LLC, in its capacity as agent for one or more creditors, as Secured Party.”
(b) Other Documents and Actions. The Grantor shall give, execute, deliver, file and/or record any financing statement, registration, notice, instrument, document, agreement, Mortgage or other papers that may be necessary (as determined in the reasonable judgment of the Secured Party or its Representative) to create, preserve, perfect or validate the security interest granted pursuant hereto (or any security interest or mortgage contemplated or required hereunder, including with respect to Section 2(j) of this Agreement) or to enable the Secured Party or its Representative to exercise and enforce the rights of the Secured Party hereunder with respect to such pledge and security interest; provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (e) below. Notwithstanding the foregoing the Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements (and other similar filings or registrations under any Applicable Laws and regulations pertaining to the creation, attachment, or perfection of security interests) and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Grantor agrees to furnish any such information to the Secured Party promptly upon request.

(c) Books and Records; Inspections. The Grantor shall maintain at its own cost and expense, in accordance with sound business practices, complete and accurate, in all material respects, books and records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other material dealings with the Collateral. Upon the occurrence and during the continuation of any Event of Default, the Grantor shall deliver and turn over any such books and records (or true and correct copies thereof) to the Secured Party or its Representative at any time on written demand. The Grantor shall permit, at reasonable times during business hours and with reasonable prior notice, the Secured Party or its Representative to: (i) inspect the properties and operations of the Grantor or any Pledged Entity (to the extent the Grantor is permitted to inspect the Pledged Entity’s property and operations); (ii) visit any or all of its offices, to discuss its financial matters with its directors or officers and with its independent auditors (and the Grantor hereby authorizes such independent auditors to discuss such financial matters with the Secured Party or its Representative; provided that the Grantor shall be invited to attend any such meeting with its independent auditors); (iii) examine (and, at the expense of the Grantor, photocopy extracts from) any of its books or other records; and (iv)(A) inspect the Collateral and other tangible assets of the Grantor or any Pledged Entity (to the extent the Grantor is permitted to inspect the Pledged Entity’s assets), (B) perform appraisals of the equipment of the Grantor or any Pledged Entity (to the extent the Grantor is permitted to perform appraisals of the equipment of the Pledged Entity) and (C) inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral, for purposes of or otherwise in connection with conducting a review, audit or appraisal of such books and records. The Grantor will pay the Secured Party the reasonable out-of-pocket costs and expenses of any audit or inspection of the Collateral promptly after receiving the invoice; provided that the Grantor shall not be required to reimburse the Secured Party for the foregoing expenses relating to more than one such inspection or audit in any calendar year unless an Event of Default has occurred and is continuing, in which event the Grantor shall be required to reimburse the Secured Party for any and all of the foregoing expenses. Notwithstanding anything contained in this Section 4.1(c) to the contrary, if an Event of Default shall have occurred and be continuing, then the Secured Party or its Representative may take any of the actions specified in clauses (i) through (iv) of this Section 4.1(c) without prior notice to the Grantor, but shall endeavor in good faith to provide the Grantor subsequent notice.
(d) Motor Vehicles. The Grantor shall, promptly upon acquiring same, cause the Secured Party to be listed as the lienholder on each certificate of title or ownership covering any items of Equipment, including Motor Vehicles, having a value in excess of $50,000 individually or in the aggregate for all such items of Equipment of the Grantor, or otherwise comply with the certificate of title or ownership laws of the relevant jurisdiction issuing such certificate of title or ownership in order to properly evidence and perfect the Secured Party’s security interest in the assets represented by such certificate of title or ownership The Secured Party will, promptly after receipt of written request therefor from the Grantor, return any such certificate of title as needed by the Grantor to maintain the registration and licensing of such Equipment and Motor Vehicles, and Grantor shall promptly return such certificates of title to Secured Party upon completion of such registration and licensing requirements.
(a) Notice to Account Debtors; Verification. (i) Upon the occurrence and during the continuance of any Event of Default, upon request of the Secured Party or its Representative, the Grantor shall promptly notify (and the Grantor hereby authorizes the Secured Party and its Representative so to notify) each account debtor in respect of any Accounts or Instruments or other Persons obligated on the Collateral that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party, and (ii) the Secured Party and its Representative shall have the right at any time or times to make direct verification with the account debtors or other Persons obligated on the Collateral of any and all of the Accounts or other such Collateral.
(b) Intellectual Property. The Grantor represents and warrants that the Copyrights, Patents, Intellectual Property Licenses and Trademarks listed on Schedules III, IV, V and VI, respectively (if any), constitute all of the registered Copyrights and all of the issued or applied-for Patents, written Intellectual Property Licenses and registered or applied-for Trademarks owned by the Grantor as of the date hereof. If the Grantor shall (i) obtain rights to any new patentable inventions, any registered Copyrights or any Patents, Intellectual Property Licenses or Trademarks, or (ii) become entitled to the benefit of any registered Copyrights or any Patents, Intellectual Property Licenses or Trademarks or any improvement on any Patent, the provisions of this Agreement above shall automatically apply thereto and the Grantor shall promptly give to the Secured Party notice and any registered Copyrights, issued or applied-for Patents, written Intellectual Property Licenses, and registered or applied-for Trademarks. The Grantor hereby authorizes the Secured Party to modify this Agreement by amending Schedules III, IV, V and VI, as applicable, to include any such property in any such notice. The Grantor shall (i) prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter to the extent material to the operations of the business of the Grantor, (ii) preserve and maintain all rights in the Copyrights, Patents, Intellectual Property Licenses and Trademarks, to the extent material to the operations of the business of the Grantor and (iii) ensure that the Copyrights, Patents, Intellectual Property Licenses and Trademarks are and remain enforceable, to the extent material to the operations of the business of the Grantor. Any expenses incurred in connection with the Grantor’s obligations under this Section 4.1(f) shall be borne by the Grantor. Except for any such items that the Grantor reasonably believes in good faith are no longer necessary for the on-going operations of its business, Grantor shall not abandon any material right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent, Intellectual Property License or Trademark without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Grantor represents that all Intellectual Property license agreements pursuant to which the Grantor is a licensee or licensor are written.
(c) Further Identification of Collateral. The Grantor will, when and as often as requested by the Secured Party or its Representative (but, absent the occurrence and continuance of an Event of Default, in no event more frequently than quarterly), furnish to the Secured Party or such Representative, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party or its Representative may reasonably request, all in reasonable detail.
(d) Investment Property. The Grantor will take any and all actions required or requested by the Secured Party, from time to time, to cause the Secured Party to obtain exclusive control of any Investment Property owned by the Grantor. For purposes of this Section 4.1(h), the Secured Party shall have exclusive control of Investment Property if (i) such Investment Property consists of certificated securities and the Grantor delivers such certificated securities to the Secured Party (with assignments in blank or appropriate endorsements if such certificated securities are in registered form); (ii) such

Investment Property consists of uncertificated securities and the issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to the Secured Party, that it will comply with instructions originated by the Secured Party without further consent by the Grantor, and (iii) such Investment Property consists of security entitlements and either (x) the Secured Party becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to the documentation in form and substance reasonably satisfactory to the Secured Party, that it will comply with entitlement orders originated by the Secured Party without further consent by the Grantor.
(i) Commercial Tort Claims. The Grantor shall promptly notify the Secured Party of any Commercial Tort Claims acquired by it that concerns claims in excess of $50,000 individually or in the aggregate and unless otherwise consented to by the Secured Party, the Grantor shall enter into a supplement to this Agreement granting to the Secured Party a Lien on and security interest in such Commercial Tort Claim.
(j) Pledge Supplement. Within five (5) Business Days of the creation or acquisition of any new Pledged Interests, the Grantor shall execute a supplement to Exhibit A (a “Pledge Supplement”) and deliver such Pledge Supplement to the Secured Party. Any Pledged Collateral described in a Pledge Supplement delivered by the Grantor shall thereafter be deemed to be listed on Exhibit A hereto.
4.2 Preservation of Rights. Whether or not an Event of Default has occurred or is continuing, the Secured Party and its Representative shall have the right to take any steps the Secured Party or its Representative reasonably deems necessary or appropriate to preserve any Collateral or any rights against third parties to any of the Collateral upon the Grantor’s failure to do so, including obtaining insurance for the Collateral at any time when the Grantor has failed to do so, and the Grantor shall promptly pay, or reimburse the Secured Party for, all reasonable and customary out-of-pocket expenses incurred in connection therewith.
4.3 Name Change; Location; Bailees.
(a) The Grantor shall not form or acquire any subsidiary other than in accordance with the express terms of the Note Documents.
(b) The Grantor shall provide the Secured Party at least 10 Business Days prior written notice of (i) any reincorporation or reorganization of itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, and/or (ii) any change of its name, identity or corporate structure. The Grantor will notify the Secured Party promptly, in writing (but in any event at least 10 Business Days) prior to any such change in the proposed use by the Grantor of any tradename or fictitious business name other than any such name set forth on Schedule II attached hereto.
(c) Except for the sale of Inventory in the ordinary course of business, other sales of assets expressly permitted by the terms of the Note Documents and except for Collateral temporarily located for maintenance or repair (so long as the Grantor shall promptly provide the Secured Party with written notice of such temporary location), the Grantor will keep Collateral with a value in excess of $100,000 individually or $500,000 in the aggregate at the locations specified in Schedule I attached hereto. The Grantor will give the Secured Party 10 Business Days prior written notice before any change in the Grantor’s chief place of business or of any new location for any of the Collateral with a value in excess of $100,000 individually or $500,000 in the aggregate at all such locations.
4.4 Other Liens. The Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Secured Party in and to the Collateral and in and to all Proceeds thereof against the claims and demands of all Persons whatsoever.
(a) If any Collateral with a value in excess of $500,000 in the aggregate is at any time in the possession or control of any warehousemen, bailee, consignee or processor, the Grantor shall promptly notify the Secured Party of such fact and, upon the request of the Secured Party or its Representative, notify such warehousemen, bailee, consignee or processor of the Lien and security interest created hereby and shall instruct such Person to hold all such Collateral for the Secured Party’s account subject to the Secured Party’s instructions.
(b) The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming the Grantor, as debtor, and the Secured Party, as secured party, without the prior written consent of the Secured Party and agrees that it will not do so without the prior written consent of the Secured Party, subject to the Grantor’s rights under Section 9-509(d)(2) to the UCC.
4.5 Bank Accounts and Securities Accounts. On or prior to the date hereof, the Secured Party and the Grantor, as applicable, shall enter into an account control agreement or securities account control agreement, as applicable (each a “Control Agreement”), in a form reasonably acceptable to the Secured Party, with each financial institution with which the Grantor maintains from time to time any Deposit Accounts (general or special), securities accounts, brokerage accounts or other similar accounts (other than Excluded Accounts), which financial institutions are set forth on Schedule VII attached hereto. Pursuant to this Agreement, the Grantor grants and shall grant to the Secured Party a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions. Following the date hereof, the Grantor shall not establish any Deposit Account, securities account, brokerage account or other similar account (other than Excluded Accounts) with any financial institution unless prior or concurrently thereto the Secured Party and the Grantor shall have entered into a Control Agreement with such financial institution which purports to cover such account. The Grantor shall deposit and keep on deposit all of its funds in a Deposit Account (other than funds in Excluded Accounts) which is subject to a Control Agreement.
4.6 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:
(a) the Grantor shall, at the request of the Secured Party or its Representative, assemble the Collateral and make it available to the Secured Party or its Representative at a place or places designated by the Secured Party or its Representative which are reasonably convenient to the Secured Party or its Representative, as applicable, and the Grantor;

(b) the Secured Party or its Representative may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;
(c) the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral in accordance with this Agreement and the other Note Documents as if the Secured Party were the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right);
(d) the Secured Party or its Representative shall have the right, in the name of the Secured Party or in the name of the Grantor or otherwise, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;
(e) the Secured Party or its Representative shall have the right to take immediate possession and occupancy of any premises owned, used or leased by the Grantor and exercise all other rights and remedies which may be available to the Secured Party;
(f) the Secured Party shall have the right, upon reasonable written notice (such reasonable notice to be determined by the Secured Party in its sole and absolute discretion, which shall not be less than 10 days), with respect to the Collateral or any part thereof (whether or not the same shall then be or shall thereafter come into the possession, custody or control of the Secured Party or its Representative), to sell, lease, license, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, licensee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, to the fullest extent permitted by Applicable Law, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.
(g) the Secured Party may, prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party deems appropriate;

(h) the Secured Party may proceed to perform any and all of the obligations of the Grantor contained in any Contract and exercise any and all rights of the Grantor therein contained as the Grantor itself could;
(i) the Secured Party shall have the right to use the Grantor’s rights under any Collateral consisting of Intellectual Property Licenses in connection with the enforcement of the Secured Party’s rights hereunder; and
(j) the rights, remedies and powers conferred by this Section 4.6 are in addition to, and not in substitution for, any other rights, remedies or powers that the Secured Party may have under any Note Document, at law, in equity or by or under the UCC or any other statute or agreement. The Secured Party may proceed by way of any action, suit or other proceeding at law or in equity and no right, remedy or power of the Secured Party will be exclusive of or dependent on any other. The Secured Party may exercise any of its rights, remedies or powers separately or in combination and at any time.
Without limiting the foregoing, the Secured Party may, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), upon the occurrence and during the continuance of an Event of Default forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith date and otherwise fill in the blanks on any assignments separate from certificates or stock power or otherwise sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more portions at one or more public or private sales or dispositions, at any exchange or broker’s board or at any of the Secured Party’s offices or elsewhere upon such terms and conditions as the Secured Party may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right of the Secured Party (or the designee of the Secured Party) upon any such sale, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption of the Grantor, which right or equity is hereby expressly waived or released. The Grantor agrees that, to the extent notice of sale shall be required by Applicable Law or this Agreement, at least ten (10) days’ prior written notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Notwithstanding any provision in any operating agreement or shareholder agreement of any issuer of the Collateral or any other Applicable Law to the contrary, the undersigned, constituting a member and/or shareholder of each issuer hereby acknowledges that such member and/or shareholder, as applicable, may pledge to the Secured Party all of such member’s and/or shareholder’s right, title and interest in such issuer, and upon foreclosure the successful bidder (which may include the Secured Party or any Holder) will be deemed admitted as a member and/or shareholder, as applicable, of such issuer, and will automatically succeed to all of such pledged right, title and interest, including without limitation such members’ and/or shareholder’s limited liability company and equity interests, right to vote and participate in the management and business affairs of the issuer, right to a share of the profits and losses of the issuer and right to receive distributions from the issuer.
The proceeds of each collection, sale or other disposition under this Section 4.6 shall be applied in accordance with Section 4.9 hereof.

4.7 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Grantor shall remain liable for any deficiency.
4.8 Private Sale. The Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Act”), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and the Grantor agrees that it is not commercially unreasonable for the Secured Party to engage in any such private sales or dispositions under such circumstances. The Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Secured Party shall be under no obligation to delay a sale of any of the Collateral to permit the Grantor to register such Collateral for public sale under the Act, or under applicable state securities laws, even if the Grantor would agree to do so. The Secured Party shall not incur any liability as a result of the sale of any such Collateral, or any part thereof, at any private sale provided for in this Agreement and the Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree. The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
The Grantor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sales of any portion or all of any such Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Grantor’s expense. The Grantor further agrees that a breach of any of the covenants contained in this Section 4.8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 4.8 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
The Grantor further agrees not to exercise any and all rights of subrogation it may have against a Pledged Entity upon the sale or disposition of all or any portion of the Pledged Collateral by the Secured

Party pursuant to the terms of this Agreement until the termination of this Agreement in accordance with Section 4.12.
4.9 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral following the occurrence and during the continuance of an Event of Default, and any other cash at the time held by the Secured Party under this Agreement, shall be applied to the Obligations in such order as the Secured Party shall elect.
4.10 Attorney-in-Fact. The Grantor hereby irrevocably constitutes and appoints the Secured Party, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time upon the occurrence and during the continuance of an Event of Default in the discretion of the Secured Party, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to perfect or protect any security interest granted hereunder, to maintain the perfection or priority of any security interest granted hereunder, and, without limiting the generality of the foregoing, hereby gives the Secured Party the power and right, on behalf of the Grantor, without notice to or assent by the Grantor (to the extent permitted by Applicable Law), to do the following upon the occurrence and during the continuation of an Event of Default:
(a) to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement;
(b) to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
(c) to pay or discharge charges or liens levied or placed on or threatened against the Collateral, to effect any insurance called for by the terms of this Agreement or the Note Documents and to pay all or any part of the premiums therefor;
(d) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral;
(e) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against the Grantor, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(f) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;
(g) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral;
(h) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate;
(i) to the extent that the Grantor’s authorization given in Section 4.1(b) of this Agreement is not sufficient to file such financing statements with respect to this Agreement, with or without the Grantor’s signature;
(j) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes;
(k) to prepare, sign, and file any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office or similar registrar in order to effect an absolute assignment of all right, title and interest in all registered Intellectual Property and any application for all such registrations, and record the same;
(l) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of the Grantor as debtor; and
(m) to do, at the Secured Party’s option and at the Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party reasonably deems necessary to protect or preserve or realize upon the Collateral and the Secured Party’s lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
The Grantor hereby ratifies, to the extent permitted by law, all that such attorneys lawfully do or cause to be done by virtue hereof provided the same is performed in a commercially reasonable manner. The power of attorney granted hereunder is a power coupled with an interest and shall be irrevocable until the Obligations are paid in full and this Agreement is terminated in accordance with Section 4.12 hereof.
The Grantor also authorizes the Secured Party, at any time from and after the occurrence and during the continuation of any Event of Default, (x) to communicate in its own name with any party to any Contract constituting Collateral with regard to the assignment of the right, title and interest of the Grantor in and under the Contract hereunder and other matters relating thereto and (y) to execute, in connection with any sale of Collateral provided for in Section 4.6 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Grantor shall:

(a) file such financing statements, assignments for security and other documents in such offices as may be necessary or as the Secured Party or its Representative may request to perfect the security interests granted by Section 3 of this Agreement;
(b) at the Secured Party’s request, deliver to the Secured Party or its Representative the originals of all Instruments required to be so delivered hereunder together with, in the case of Instruments constituting promissory notes, allonges attached thereto showing such promissory notes to be payable to the order of a blank payee;
(c) deliver to the Secured Party or its Representative all certificates representing the Pledged Interests now owned by the Grantor, together with undated assignments separate from certificates or stock/membership interest powers duly executed in blank by the Grantor and irrevocable proxies;
(d) deliver to the Secured Party or its Representative a Mortgage with respect to all real property held by the Grantor that is required to be subject to a Mortgage;
(e) deliver to the Secured Party or its Representative a Control Agreement for each Deposit Account owned by the Grantor, acceptable in all respects to the Secured Party, duly executed by the Grantor and the financial institution at which the Grantor maintains such Deposit Account; and
(f) deliver to the Secured Party or its Representative the originals of all Motor Vehicle titles with respect to Motor Vehicles having a value in excess of $50,000 in the aggregate, duly endorsed indicating the Secured Party’s interest therein as a lienholder, together with such other documents as may be required consistent with Section 4.1(d) hereof to perfect the security interest granted by Section 3 in all such Motor Vehicles (if any).
4.12 Termination; Partial Release of Collateral. This Agreement and the Liens and security interests granted hereunder shall continue in effect until the Obligations are paid in full (except for contingent indemnity claims for which no claim has been made). When the Obligations are paid in full, the security interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to the Grantor, and the Secured Party will promptly following such termination deliver possession of all Collateral (including, without limitation, the Pledged Interests, the other Pledged Collateral and any other property then held as part of the Pledged Collateral) to the Grantor and execute and deliver to the Grantor such documents as are necessary to evidence such termination, including UCC termination statements and such other documentation as shall be reasonably requested by the Grantor to effect the termination and release of the Liens and security interests in favor of the Secured Party affecting the Collateral. Upon any sale of property, permitted by the Note Documents, to a party who is not the Grantor or a Subsidiary of the Grantor, the Liens granted herein with respect to such property shall be deemed to be automatically released and such property shall automatically revert to the Grantor with no further action on the part of any Person. The Secured Party shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as the Grantor shall reasonably request, in form and substance reasonably satisfactory to the Secured Party, including financing statement amendments to evidence such release.
4.13 Further Assurances. At any time and from time to time, upon the written request of the Secured Party or its Representative, and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further actions as the Secured Party or its Representative may reasonably require in order for the Secured Party to obtain the full benefits of this Agreement and of the rights and powers herein granted in favor of the Secured Party, including, without limitation, using the Grantor’s commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Collateral held by the Grantor or in which the Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Secured Party’s possession (if a security interest in such Collateral can be perfected by possession), placing the interest of the Secured Party as lienholder on the certificate of title of any Motor Vehicle, using commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees, and delivering to the Secured Party all such Control Agreements as the Secured Party or its Representative shall require duly executed by the Grantor and the financial institution at which the Grantor maintains a Deposit Account covered by such Control Agreement. The Grantor also hereby authorizes the Secured Party and its Representative to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by Applicable Law.
4.14 Limitation on Duty of Secured Party. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest on behalf of itself and the Holders in the Collateral and shall not impose any duty upon it to exercise any such powers. Without in any way limiting the exculpation and indemnification provisions of the Note Documents, the Secured Party shall be accountable only for amounts that it actually receives and retains for its own account as a result of the exercise of such powers and neither the Secured Party nor its Representative nor any of their respective officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for gross negligence or willful misconduct. Without limiting the foregoing, the Secured Party and any Representative shall each be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its respective possession if such Collateral is accorded treatment substantially similar to that which the relevant Secured Party or any Representative, in its individual capacity, accords its own property consisting of the type of Collateral involved, it being understood and agreed that neither the Secured Party nor any Representative shall have any responsibility for taking any necessary steps (other than steps taken in accordance with the standard of care set forth above) to preserve rights against any Person with respect to any Collateral.
Without limiting the generality of the foregoing, neither the Secured Party nor any Representative shall have any obligation or liability under any Contract or license by reason of or arising out of this Agreement or the granting to the Secured Party of a security interest therein or assignment thereof or the receipt by the Secured Party or any Representative of any payment relating to any Contract or license pursuant hereto, nor shall the Secured Party or any Representative be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
4.15 Dividends, Distributions, Etc. If, prior to the payment in full of the Obligations, the Grantor shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise, the Grantor agrees, in each case, to accept the same as the Secured Party’s agent and to hold the same in trust for the Secured Party, and to deliver the same promptly (but in any event within five (5) Business Days of receipt) to Secured Party in the exact form received, with the endorsement of the Grantor when necessary and/or with appropriate undated assignments separate from certificates or stock powers duly executed in blank, to be held by the Secured Party subject to the terms hereof, as additional Pledged Collateral. The Grantor shall promptly deliver to the Secured Party (i) a Pledge Supplement with respect to such additional certificates, and (ii) any financing statements or amendments to financing statements as requested by the Secured Party. The Grantor hereby authorizes the Secured Party to attach each such Pledge Supplement to this Agreement. Except as provided in Section 4.16(b) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by the Grantor shall, until paid or delivered to the Secured Party, be held by the Grantor in trust as additional Pledged Collateral.
4.16 Voting Rights; Dividends; Certificates.
(a) So long as no Event of Default has occurred and is continuing, the Grantor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 4.17 below) to exercise its voting and other consensual rights with respect to the Pledged Interests and otherwise exercise the incidents of ownership thereof in any manner not inconsistent with this Agreement and/or any of the other Note Documents. The Grantor hereby grants to the Secured Party or its nominee, an irrevocable proxy to exercise all voting, corporate and limited liability company rights relating to the Pledged Interests in any instance, which proxy shall be effective, at the discretion of the Secured Party, upon the occurrence and during the continuance of an Event of Default so long as the Secured Party has notified the Grantor in writing of its intent to exercise its voting power under this clause prior to the exercise thereof. Upon the request of the Secured Party at any time, the Grantor agrees to deliver to the Secured Party such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as the Secured Party may reasonably request.
(b) So long as no Event of Default shall have occurred and be continuing, the Grantor shall be entitled to receive cash dividends or other distributions made in respect of the Pledged Interests, to the extent permitted to be made pursuant to the terms of the Note Documents. Upon the occurrence and during the continuance of an Event of Default, in the event that the Grantor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive, any cash dividends or other distributions in the ordinary course, the Grantor shall deliver to the Secured Party, and the Secured Party shall be entitled to receive and retain, for the benefit of the Secured Party and the Holders, all such cash or other distributions as additional security for the Obligations.
(c) The Grantor shall cause all Pledged Interests (other than the Pledged Interests of Certus) to be certificated at all times while this Agreement is in effect.
(d) Any or all of the Pledged Interests held by the Secured Party hereunder may, if an Event of Default has occurred and is continuing and so long as the Secured Party has notified the Grantor in writing of its intent to exercise its power of registration under this sentence prior to the exercise thereof, be registered in the name of Secured Party or its nominee, and the Secured Party or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to any Pledged Entity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to any Pledged Entity or upon the exercise by any Pledged Entity, the Grantor or the Secured Party of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may reasonably determine, all without liability except to account for property actually received by the Secured Party, but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.
4.17 No Disposition, Etc. Until the irrevocable payment in full of the Obligations (except for contingent indemnity claims for which no claim has been made), the Grantor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Interests or any other Pledged Collateral, nor will the Grantor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Interests or any other Pledged Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest of the Secured Party provided for by this Agreement, the other Security Documents and the Permitted Liens described in clause (k) of the definition thereof.
Section 5. Miscellaneous.
5.1 No Waiver. No failure on the part of the Secured Party or any of its Representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party or any of its Representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.
5.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.
5.3 Notices. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Convertible Notes; provided, that, to the extent any such communication is being made or sent to the Secured Party, such communication shall be made to the Secured Party at the address set forth below the Secured Party’s signature hereto. The Grantor and the Secured Party may change their respective notice addresses by written notice given to the other parties hereto 10 days following the effectiveness of such change.

5.4 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantor and the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party and the Grantor and their respective successors and assigns.
5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, that the Grantor shall not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party. The Secured Party, in its capacity as the Collateral Agent, may assign its rights and obligations hereunder (a) without the consent of the Grantor, to any Person (provided that unless an Event of Default shall have occurred and be continuing at the time of any assignment, such Person does not engage in a business or activity contemplated by NAICS code 3361 (Motor Vehicle Manufacturing)) or (b) with the Grantor’s consent (not to be unreasonably withheld, conditioned or delayed), any other Person acceptable to the Secured Party; provided that the Grantor’s consent under this clause (b) shall not be required if an Event of Default has occurred and is then continuing, and in each event such assignee shall be deemed to be the Secured Party hereunder with respect to such assigned rights.
5.6 Counterparts; Headings. This Agreement may be authenticated in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may authenticate this Agreement by signing any such counterpart. This Agreement may be authenticated by manual signature or facsimile, .pdf or similar electronic signature, all of which shall be equally valid. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.
5.7 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party and its Representative in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
5.8 SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.  THE GRANTOR (A) AGREES THAT ANY SUIT, ACTION OR PROCEEDING AGAINST IT ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY U.S. FEDERAL COURT WITH APPLICABLE SUBJECT MATTER JURISDICTION SITTING IN THE CITY OF NEW YORK; (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (C) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE FOREGOING COURTS FOR THE PURPOSE OF ANY

SUCH LITIGATION AS SET FORTH ABOVE. THE GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.9 WAIVER OF RIGHT TO TRIAL BY JURY. THE GRANTOR AND THE SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GRANTOR AND THE SECURED PARTY HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 5.9 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
5.10 Survival. All representations, warranties, covenants and agreements of the Grantor and the Secured Party shall survive the execution and delivery of this Agreement.
5.1 Collateral Agent.
(a) The Holders have, pursuant to Section 21 of each Convertible Note, designated and appointed the Secured Party as the collateral agent of the Holders under this Agreement and the other Note Documents.
(b) Nothing in this Section 5.11 shall be deemed to limit or otherwise affect the rights of the Secured Party to exercise any remedy provided in this Agreement or any other Security Document.
(c) The Secured Party shall have the discretion to allocate proceeds received by the Secured Party pursuant to the exercise of remedies under the Note Documents or at law or in equity (including without limitation with respect to any secured creditor remedies exercised against the Collateral and any other collateral security provided for under any Security Documents) to the then outstanding Obligations in such order as the Secured Party shall elect.

5.2 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
5.3 ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS, SUPERSEDES ALL OTHER PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE SECURED PARTY, THE GRANTOR, THEIR AFFILIATES AND PERSONS ACTING ON THEIR BEHALF WITH RESPECT TO THE MATTERS DISCUSSED HEREIN, AND THIS AGREEMENT, TOGETHER WITH THE OTHER NOTE DOCUMENTS AND THE OTHER INSTRUMENTS REFERENCED HEREIN AND THEREIN, CONTAINS THE ENTIRE UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED HEREIN AND THEREIN AND, EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR THEREIN, NEITHER THE SECURED PARTY NOR THE GRANTOR MAKES ANY REPRESENTATION, WARRANTY, COVENANT OR UNDERTAKING WITH RESPECT TO SUCH MATTERS. AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS DISCUSSED HEREIN. NO PROVISION OF THIS AGREEMENT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED OTHER THAN BY AN INSTRUMENT IN WRITING SIGNED BY THE GRANTOR AND THE SECURED PARTY.
5.4 Grantor Acknowledgement. The Grantor acknowledges receipt of an executed copy of this Agreement. The Grantor waives the right to receive any amount that it may now or hereafter be entitled to receive (whether by way of damages, fine, penalty, or otherwise) by reason of the failure of the Secured Party to deliver to the Grantor a copy of any financing statement or any statement issued by any registry that confirms registration of a financing statement relating to this Agreement.
5.5 Intercreditor Agreement. Notwithstanding anything to the contrary herein, in the event that Grantor consummates a Qualified Debt Financing, (i) the Liens granted pursuant to Section 3 shall be subject to the terms and conditions of any intercreditor agreement entered into by the Grantor and the Secured Party with respect to such Qualified Debt Financing and on terms reasonably acceptable to each of the Grantor and the Secured Party (an “Intercreditor Agreement”), and (ii) the exercise of any right or remedy by the Secured Party hereunder is subject in all instances to the provisions of the Intercreditor Agreement, if any. In the event of any conflict between the terms of the Intercreditor Agreement, if any, and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.
GRANTOR:

WORKHORSE GROUP INC.

By: ______________________________
Name:
Title:

SECURED PARTY:

HT INVESTMENTS MA, LLC,
as Collateral Agent

By: ______________________________
Name:
Title:

Notice Address:
[ • ]
[ • ]

Schedule I.
A. Organizational Information

Exact Legal Name	Jurisdiction of Formation and Registration	Country / State / Provincial Entity Registration / ID No.	Federal employer identification number	Date of Formation	Chief executive offices	Principal mailing addresses
Workhorse Group Inc.	Nevada	E0780542007-8	26-1394771	November 13, 2007	100 Commerce Drive, Loveland, Ohio 45140	100 Commerce Drive, Loveland, Ohio 45140

B. Location of Equipment, Inventory and Goods

Grantor Name	Location of Equipment, Inventory and Goods
Workhorse Group Inc.	100 Commerce Drive, Loveland, Ohio 45140
Workhorse Group Inc.	119 Northeast Drive, Loveland, Ohio 45140
Workhorse Group Inc.	940 S. State Road 32, Union City, Indiana 47390
Workhorse Group Inc.	Hangar 7, Lunken Airport, Cincinnati, OH 45226

C. Collateral in Possession of Bailee, Warehousemen, Processor or Consignee.

Name	Complete Street and Mailing Address, including County and Zip Code	Company/Subsidiary
None.

Schedule II
List of Trade Names/Fictitious Names Used in the Past Five Years

Former names listed below:
Workhorse Group Inc., a Nevada company (f/k/a AMP Holding Inc.)

Schedule III
List of Copyrights
None.

Schedule IV
List of License Agreements

1) Intellectual Property License Agreement between the Grantor and Lordstown Motors Corp. dated November 7, 2019
2) The following software licenses:

Manufacturer	Product	Total # of Seats
Microsoft	Windows Server User Cals	85
	Server 2016	9
	Project Online Pro	5
	Office 365 Business	7
	Office 365 Business Premium	26
	Visio Plan 2	2
	Windows 10 Pro	100
	SQL Server 2014	2
	Business Central(NAV)

Meraki	MX84-3Yr Firewall	1
	MX64-3Yr Firewall	2

Luxion	KeyShot	1

Adobe	CreativeCloud	1

Altaro	VM Backup	9

Techsmith	Snagit	1

Webroot	SecureAnywhere	100

Dessault	Solidworks Premium	9
	Solidworks Standard	11
	Solidworks Electrical Schematic 2D	8
	Solidworks Electrical 3D	6
	Solidworks Flow Simulation	1
	Solidworks Simulation	2
	Solidworks PDM Pro CAD Editor	14
	Solidworks PDM Pro Viewer 5 Pack	1
	Solidworks Composer 2019	2

Schedule V
List of Patents and Patent Applications

Code/Matter No.	Country	Serial Number	Application Date	Patent Number	Issue/ Grant Date	Expiration Date	Title	Assignee
AMPI	Canada	2523653	10/17/2005	2523653	12/22/2009	10/17/2025	VEHICLE CHASSIS ASSEMBLY	Workhorse Motor Works Inc
AMPI	United States	11/252,220	10/17/2005	7,717,464	05/18/2010	09/06/2026	Vehicle Chassis Assembly	Workhorse Motor Works Inc
AMPI	United States	11/252,219	10/17/2005	7,559,578	07/14/2009	09/06/2026	Vehicle Chassis Assembly	Workhorse Motor Works Inc
AMPI	United States	29/243,074	11/18/2005	D561,078	02/05/2008	02/05/2022	Vehicle Header	Workhorse Custom Chassis, LLC
AMPI	United States	29/243,129	11/18/2005	D561,079	02/05/2008	02/05/2022	Vehicle Header	Workhorse Custom Chassis, LLC
AMPI 10US	United States	13/283,663	10/28/2011	8,541,915	09/24/2013	12/16/2031	DRIVE MODULE AND MANIFOLD FOR ELECTRIC MOTOR DRIVE ASSEMBLY	Workhorse Technologies Inc.
AMPI 23U	United States	14/606,497	01/27/2015	9,481,256	11/01/2016	05/03/2035	ONBOARD GENERATOR DRIVE SYSTEM FOR ELECTRIC VEHICLES	Workhorse Technologies Inc.
AMPI 24A	United States	15/915,144	03/08/2018	Abandoned for Failure to Respond to Office Action on June 17, 2019	Taft can attempt to revive. Proposed Revival Approach to R. Willison		PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Inc.
AMPI 24U	United States	14/989,870	01/07/2016	9,915,956	03/13/2018	06/24/2036	PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Inc.

Schedule VI
List of Trademarks

Code/Matter No.	Mark Name	Country	Current Owner	Application Number	Application Date	Registration Number	Registration Date	Classes	Goods
AMPI01	NOTHING OUTWORKS A WORKHORSE	Canada	AMP Trucks Inc.	1,053,053	03/30/2000	601,870	02/11/2004	12, .28
Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes

AMPI01	WORKHORSE CUSTOM CHASSIS	Canada	AMP Trucks Inc.	1,053,052	03/30/2000	601,775	02/10/2004	12, 28
Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes

AMPI01	Workhorse UFO and Logo	Canada	AMP Trucks Inc.	1,328,215	12/14/2006	757,840	01/26/2010	12	Chassis and bodies for recreational vehicles
AMPI01	WORKHORSE	Canada	AMP Trucks Inc.	1,468,395	02/04/2010	783,257	11/23/2010	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks
AMPI01	WORKHORSE	Mexico	Workhorse Custom Chassis, LLC	1068329	02/18/2010	1200569	02/10/2011	12
AMPI01	WORKHORSE CUSTOM CHASSIS	Mexico	Workhorse Custom Chassis, LLC	419462	04/05/2000	685022	01/31/2001	12
AMPI01	NOTHING OUTWORKS A WORKHORSE	Mexico	Workhorse Custom Chassis, LLC	419463	04/05/2000	685023	01/31/2001	12
AMPI01	WORKHORSE CUSTOM CHASSIS	United States	AMP Trucks Inc.	75/816,152	10/05/1999	2,413,878	12/19/2000	12
Chassis, bodies, and parts thereof, for recreational land vehicles, buses [ and specialized trucks, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks ]

AMPI15IS	AMP	Iceland	AMP Electric Vehicles Inc.	1295/2011	05/052011	557/2011	5/1/2011	12	Electric drives for vehicles; Electric vehicles, namely, land vehicles
AMPI25	WORKHORSE	United States	AMP Trucks Inc.	78/571,788	2/21/2005	3,214,777	03/06/2007	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks

AMPI28	HORSEFLY	United States	Workhorse Group Inc.	87/770,725	01/25/2018			12	Package delivery systems consisting primarily of civilian drones
AMPI28CA	HORSEFLY	Canada	Workhorse Group Inc.	1909131	07/12/2018			12	Package delivery systems consisting primarily of civilian drones
AMPI 28CN	HORSEFLY	China P.R.	Workhorse Group Inc.	32402121	7/23/2018			12	Package delivery systems consisting primarily of civilian drones
AMPI 28EM	HORSEFLY	European Union	Workhorse Group Inc.	17930054	07/13/2018		11/27/2018	12, 39	Package delivery systems consisting primarily of civilian drones; drones; Vehicle leasing services; leasing of land vehicles (delivery trucks); leasing of drones
AMPI 28MX	HORSEFLY	Mexico	Workhorse Group Inc.	2075312	7/16/2018	1983272	3/26/2019	12	Package delivery systems consisting primarily of civilian drones

Schedule VII
Depositary Accounts

Account Name	Account Number	Account Description	Financial Institution	Financial Institution Address
Corporate Business Account		Checking Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Corporate Business Account		Debit Card Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Premium Business Money Market		Sweep Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Corporate Business Account		Blocked Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Premium Business Money Market		Money Market	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249

Schedule VIII
List of Commercial Tort Claims
None.

Schedule IX
List of Interests in Real Property

Complete Street and Mailing Address, including County and Zip Code	Interest	Company/Subsidiary
119 Northeast Drive, Loveland, Ohio 45140 940 IN-32, Union City, Indiana 47390 100 Commerce Drive, Loveland, Ohio 45140 Hangar 7, Lunken Airport, Cincinnati, OH 45226	Leasehold Leasehold Leasehold Leasehold	Workhorse Group Inc. Workhorse Group Inc. Workhorse Group Inc. Workhorse Group Inc.

An Affiliate, Workhorse Motor Works Inc. owns the 940 IN-32 property
An Affiliate, Workhorse Properties LLC owns the 100 Commerce Dr. property

Schedule X
List of Titled Equipment

Year	Make	Model	Vehicle ID#
2011	Chevrolet Silverado	C3500	1GC5CZCG2BZ132623
2010	Gator Trailer		4Z1HD2029AS014857
2007	Saturn Sky		1G8MB35B87Y106581
2012	Mule Egen		5B4MDG199D3447867
1999	Workhorse P30		5B4HP32R8X3308074
2017	Chevrolet Silverado	1500	1GCVKNEH0HZ139161
2018	Chevrolet Silverado	3500	1GC4KYCY1JF110811
2015	Workhorse W-88	Alpha	452521
2015	Workhorse W-88	Alpha	452522
2015	Workhorse W-88	Alpha	452523
2015	Workhorse W-88	Alpha	452524
2015	Workhorse W-88	Alpha	452525
2005	Workhorse P-42		5B4HP42P753403324

Exhibit A
SUBJECT SECURITIES

Pledged Entity	Pledgor	Percentage of Ownership	Shares	Certificate Number(s)
Workhorse Technologies Inc.	Workhorse Group Inc.	100%	1,000	WT-001
Workhorse Motor Works Inc	Workhorse Group Inc.	100%	200	WMW-001
Workhorse Properties Inc.	Workhorse Group Inc.	100%	1,000	WP-001
Surefly, Inc. Certus Unmanned Aerial Systems LLC	Workhorse Technologies Inc. Workhorse Group Inc.	100% 50%	1,000 50,000	C-001 Uncertificated

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of November [ • ], 2019, is entered into by and between the undersigned stockholder (the “Stockholder”) of Workhorse Group Inc., a Nevada corporation (the “Company”), and the Company. The Company and the Stockholder are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms that are used but not defined herein shall have the meaning ascribed to them in the Purchase Agreement (as defined below).
RECITALS
A.Concurrently with or following the execution of this Agreement, the Company has entered, or will enter, into a Securities Purchase Agreement (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the sale to the Buyers of the Purchased Securities (as such terms are defined in the Purchase Agreement) pursuant to the terms and conditions of the Purchase Agreement and the Transaction Documents (as defined in the Purchase Agreement).
B. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the Stockholder hereby makes certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Common Stock Beneficially Owned by the Stockholder and set forth below the Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Common Stock pursuant to Section 6 hereof, the “Shares”).
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.
(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the 1934 Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.
(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.
2. Representations of Stockholder. The Stockholder represents and warrants to the Company that:

(a) Ownership of Shares. The Stockholder: (i) is the Beneficial Owner of all of the Original Shares set forth below the Stockholder’s signature on the signature pages hereto free and clear of any proxy, voting restriction, adverse claim, or other Liens, other than those created by this Agreement or under applicable federal or state securities laws; and (ii) has the sole voting power over all such Original Shares. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Stockholder is a party relating to the pledge, disposition, or voting of any such Original Shares and there are no voting trusts or voting agreements with respect to such Original Shares.
(b) Disclosure of All Shares Owned. The Stockholder does not Beneficially Own any shares of Company Common Stock other than: (i) the Original Shares set forth below the Stockholder’s signature on the signature pages hereto; and (ii) any options, warrants, or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth below the Stockholder’s signature on the signature pages hereto (collectively, “Options”).
(c) Power and Authority; Binding Agreement. If the Stockholder is an individual, the Stockholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below). If the Stockholder is not an individual, the Stockholder has full corporate power and authority to enter into, execute, and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes the legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.
(d) No Conflict. The execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law applicable to the Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares attributable to the Stockholder pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or any of the Shares attributable to the Stockholder.
(e) No Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any other Person on the part of the Stockholder is required in connection with the valid execution and delivery of this Agreement. If the Stockholder is an individual, no consent of the Stockholder’s spouse is necessary under any “community property” or other laws in order for the Stockholder to enter into and perform its obligations under this Agreement.
(f) No Litigation. There is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder that could reasonably be expected to materially impair or materially adversely affect the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3. Agreement to Vote Shares; Irrevocable Proxy.
(a) Agreement to Vote and Approve. The Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock upon conversion of, or in exchange for, the Convertible Note and exercise of the warrants issuable pursuant to the Purchase Agreement in excess of the limitations imposed by such rule, and at every adjournment or postponement thereof, and on every action or approval by written consent or consents of the Company stockholders with respect to such matter, to vote or cause the holder of record to vote the Shares in favor of providing the Requisite Stockholder Approval (as defined in the Convertible Note). “Convertible Note” means the Senior Secured Convertible Note issued pursuant to the Purchase Agreement, as amended from time to time.
(b) Irrevocable Proxy. The Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death, or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
4. No Voting Trusts or Other Arrangement. The Stockholder agrees that during the term of this Agreement the Stockholder will not, and will not permit any entity under the Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Company.
5. Transfer and Encumbrance. The Stockholder agrees that during the term of this Agreement, the Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise), or encumber (“Transfer”) any of the Shares or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Shares or the Stockholder’s voting or economic interest therein; provided, however that such restriction shall not apply to Transfers to the Company in satisfaction of any tax withholding obligations through cashless surrender or otherwise or to sales of the Shares by the Stockholder in amounts necessary to satisfy his estimated tax obligations as a result of the vesting of outstanding restricted stock. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by the Stockholder to any member of the Stockholder’s immediate family, to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, upon the death of the Stockholder or to an “affiliate” (as defined in Rule 144) of the Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement.
6. Additional Shares. The Stockholder agrees that all shares of Common Stock that the Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of, after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.
7. Termination. This Agreement shall terminate upon the earliest to occur of (the “Expiration Time”): (a) the date on which the Purchase Agreement is terminated in accordance with its terms; and (b) the termination of this Agreement by mutual written consent of the Parties; and (c) the later of (i) the six (6) month anniversary of the date hereof and (ii) the date on which the Requisite Stockholder Approval is obtained. Nothing in this Section 7 shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.
8. No Agreement as Director or Officer. The Stockholder makes no agreement or understanding in this Agreement in its capacity as a director or officer of the Company or any of its subsidiaries (if the Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Stockholder in its capacity as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict the Stockholder from exercising its fiduciary duties as an officer or director to the Company or its stockholders.
9. Further Assurances. The Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the Company may reasonably request to consummate and make effective the transactions contemplated by this Agreement.
10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.
11. Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at law. Each Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party’s seeking or obtaining such equitable relief.
12. Assignment. No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Company may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its “affiliates” (as defined in Rule 144) or to any party that acquires all of substantially all of the assets of the Company (whether by merger, sale of stock, sale of assets or otherwise). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section 12 shall be null and void.
13. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same.  The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company:
Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
Telephone: (513) 360-4704
Facsimile: ([ • ]) [ • ]-[ • ]
Attention: [ • ]
E-mail: [ • ]

With a copy (for informational purposes only) to:
Fleming PLLC
           100 Commerce Drive
           30 Wall Street, 8th Floor
New York, New York 10005
           Telephone: (516) 833-5034
Attention: Stephen M. Fleming
Email: smf@flemingpllc.com

If to the Stockholder, to the address, email address, or facsimile number set forth for the Stockholder on the signature pages hereof.

14. Miscellaneous. The provisions of Sections 9(a), (b), (c), (d), (e), (g), (h), (l), (n), (o) and (p) of the Purchase Agreement shall apply to this Agreement, mutatis mutandis.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

WORKHORSE GROUP INC.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement:
Number of Options Beneficially Owned as of the date of this Agreement:
Street Address:
City/State/Zip Code:
Fax:
Email:

PERFECTION CERTIFICATE
Reference is hereby made to that certain Security Agreement dated as of [ • ], 2019 (the “Security Agreement”), by and among Workhouse Group Inc., a Nevada corporation (the “Issuer”) and HT INVESTMENTS MA, LLC, a Delaware limited liability company, as the collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Security Agreement.
As used herein, the term “Companies” means the Issuer and each of its subsidiaries.
The undersigned hereby certify to the Collateral Agent as follows:
1.Names.
(a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the Federal Taxpayer Identification Number or other taxpayer identification number of each Company and the jurisdiction of formation of each Company.
(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names of each Company (or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise) has had in the past five years, together with the date of the relevant change.
(c) Set forth in Schedule 1(c) is a list of all other names used by each Company on any filings with the Internal Revenue Service (or any other revenue service of any other applicable jurisdiction) at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past four months.
2. Current Locations. The chief executive office of each Company is located at the address set forth in Schedule 2 hereto.
3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3 attached hereto, all of the property of the Issuer within the past five (5) years has been originated by the Issuer in the ordinary course of business or consists of goods which have been acquired by the Issuer in the ordinary course of business from a person in the business of selling goods of that kind.
4. Schedule of Filings. Attached hereto as Schedule 4 is a schedule of (i) the appropriate filing offices for the filing of financing statements or other filings necessary to perfect the Collateral Agent’s security interest in all property of the Issuer (other than any property described in clauses (ii) and (iii)), (ii) the appropriate filing offices for the filings necessary to perfect the Collateral Agent’s security interest in intellectual property described in Section 8, (iii) the appropriate filing offices for the mortgages and fixture filings relating to the real property described in Section 5, and (iv) any other actions required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Agreement or the other Security Documents. No other filings or actions are required to create, preserve, protect and perfect the security interests in the Collateral granted to the Collateral Agent pursuant to the Security Agreement or the other Security Documents.
5. Real Property. (a) Attached hereto as Schedule 5(a) is a list of all (i) real property owned, leased or otherwise held by the Issuer as of the Closing Date, (ii) common names, addresses and uses of each such real property (stating improvements located thereon) and (iii) other information relating thereto required by such Schedule. Except as described in Schedule 5(b) attached hereto: (i) the Issuer has not entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 5(a) and (ii) the Issuer has no leases of real property which require the consent of the landlord, tenant or other party thereto to the transactions described in the Security Agreement.
6. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 6(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of the Issuer and its Subsidiaries, the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests, and the percentage of the total amount of equity interests owned. Also set forth in Schedule 6(b) is each equity investment of the Issuer that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests owned.
7. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 7 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by the Issuer as of the date hereof, including all intercompany notes between or among the Issuer and any of its subsidiaries.
8. Intellectual Property. (a) Attached hereto as Schedule 8(a) is a schedule setting forth all of the Issuer’s Patents and Trademarks (each as defined in the Security Agreement) applied for or registered with the United States Patent and Trademark Office, and all other Patents and Trademarks (each as defined in the Security Agreement), including the name of the registered owner or applicant, the registration, application, or publication number, and jurisdiction of registration, as applicable, of each Patent or Trademark owned by the Issuer.
(b) Attached hereto as Schedule 8(b) is a schedule setting forth all of the Issuer’s Copyrights (as defined in the Security Agreement) in the United States of America, and all other Copyrights, including the name of the registered owner, the registration number and jurisdiction of registration, as applicable, of each Copyright owned by the Issuer.
(c) Attached hereto as Schedule 8(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.
9. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 9 is a true and complete list of all deposit accounts, securities accounts and commodity accounts maintained by the Issuer, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

10. Insurance. Attached hereto as Schedule 10 is a true and correct list of all insurance policies of the Issuer.
11. Other Collateral. Attached hereto as Schedule 11 is a true and correct list of all of the following types of collateral, if any, owned or held by the Issuer: (a) all agreements and contracts with any governmental authority, (b) all aircraft and airplanes, and (c) all ships and boats vessels, stating in each case, if such types of collateral are required to be pledged pursuant to the Security Agreement.
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IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of this [ • ] day of [ • ], 2019.
WORKHORSE GROUP INC.
By:
Name:
Title:

Schedule 1(a)
Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	State and/or Country of Formation
Workhorse Group Inc.	Corporation	Yes	E0780542007-8	26-1394771	Nevada
Workhorse Technologies Inc.	Corporation	Yes	1679236	20-8529895	Ohio
Workhorse Motor Works Inc	Corporation	Yes	2013011400560	38-3900022	Indiana
Workhorse Properties Inc.	Corporation	Yes	3943690	32-0553760	Ohio
Surefly, Inc.	Corporation	Yes	6675215	35-2615741	Delaware

Schedule 1(b)
Prior Organizational Names

Company/Subsidiary	Prior Name	Date of Change
Workhorse Group Inc.	AMP Holding Inc.	4/10/15
Workhorse Technologies Inc.	AMP Electric Vehicles Inc.	2/12/16
Workhouse Motor Works Inc.	AMP Trucks, Inc.	2/2/16
Workhorse Properties Inc.	n/a	n/a
Surefly, Inc.	n/a	n/a

Schedule 1(c)
Other Names on Revenue Service Filings; Changes in Jurisdiction

Company/Subsidiary	List of All Other Names Used on Any Filings with any Revenue Service During Past Five Years	Prior Jurisdiction of Organization
Workhorse Group Inc.	AMP Holding Inc.	n/a
Workhouse Motor Works Inc.	AMP Trucks, Inc.	n/a

Schedule 2
Chief Executive Offices

Company/Subsidiary	Address	County	State/Country
Workhorse Group Inc.	100 Commerce Drive, Loveland	Hamilton	Ohio/USA
Workhorse Technologies Inc.	100 Commerce Drive, Loveland	Hamilton	Ohio/USA
Workhouse Motor Works Inc.	940 S. State Road 32, Union City	Randolph	Indiana/USA
Workhorse Properties Inc.	100 Commerce Drive, Loveland	Hamilton	Ohio/USA
Surefly, Inc.	100 Commerce Drive, Loveland	Hamilton	Ohio/USA

Schedule 3
Extraordinary Transactions

Company/Subsidiary	Description of Transaction Including Parties Thereto	Seller’s/Predecessor’s State of Formation	Date of Transaction
Workhorse Group Inc.	Merger of a wholly owned subsidiary, Workhorse Group Inc., into AMP Holding Inc. resulting in AMP Holding Inc. changing its name to Workhorse Group Inc.	Nevada	4/10/15

Schedule 4
Filings/Filing Offices

Type of Filing	Entity	Applicable Collateral Document [Mortgage, Security Agreement or Other]	Jurisdictions
UCC-1	Workhorse Group Inc.	Security Agreement	Nevada
UCC-1 Fixture Filing	Workhorse Group Inc.	Security Agreement	Hamilton County, Ohio Randolph County, Indiana
Mortgage & Fixture Filing	Workhorse Properties Inc.	Mortgage	Hamilton County, Ohio
Mortgage & Fixture Filing	Workhorse Motor Works Inc	Mortgage	Randolph County, Indiana
Trademark and Patent Assignment	Workhorse Group Inc.	Other	United States Patent and Trademark Office

Schedule 5(a)

Real Property
I. Owned Real Property

Entity of Record	Common Name, Address and Tax Parcel ID No(s)	Purpose/Use	Improvements Located on Real Property (including number of “Buildings” and/or “Mobile Homes”	Approximate Square Footage	Legal Description (if Encumbered by Mortgage and/or Fixture Filing)	To be Encumbered by Mortgage and Fixture Filing	Option to Purchase/Right of First Refusal
None

II. Leased or Other Interests in Real Property

Entity of Record	Common Name, Address and Tax Parcel ID No(s)	Landlord / Owner	Description of Lease or Other Documents Evidencing Interest	Purpose/Use	Improvements Located on Real Property (including number of “Buildings” and/or “Mobile Homes”	Approximate Square Footage	Legal Description (if Encumbered by Mortgage and/or Fixture Filing)	To be Encumbered by Mortgage and Fixture Filing	Option to Purchase/ Right of First Refusal
Workhorse Group Inc.	119 Northeast Drive, Loveland, OH 45140 (Hamilton County) 621-0016-0019-00	Gold Metal Products	6-month lease for office space	Office space	Building	5,810	N/A	NO	NO
Workhorse Group Inc.	Hangar 7, Lunken Airport, Cincinnati, OH 45226 (Hamilton County)	Signature Engines, Inc.	Month to month for $500 per month	Parts and supplies storage	Building	Amount of space to store 1 personal aircraft	N/A	NO	NO
Workhorse Group Inc.	100 Commerce Drive, Loveland, OH 45140 (Hamilton County) Tax Parcel ID No: 621-0017-003-00	Workhorse Properties Inc.		Administration, research and development, light manufacturing	One building	45,000	See Schedule A to Mortgage	YES	NO
Workhorse Group Inc.	940 S. State Road 32, Union City, IN 47390 (Randolph County) Tax Parcel ID No: 010-00764-03	Workhorse Motor Works Inc.		Manufacturing	Three main building structures	250,000	See Schedule A to Mortgage	YES	NO

Schedule 5(b)

Required Consents; Company Held Landlord’s/ Grantor’s Interests

I. Landlord’s / Grantor’s Consent Required
1. None.
II. Leases, Subleases, Tenancies, Franchise Agreements, Licenses or Other Occupancy Agreements Pursuant to which any Company holds Landlord’s / Grantor’s Interest
1. Workhorse Group Inc. will have a sublease in place with Moog Inc. after the closing of the Asset
Purchase Agreement among Surefly Inc., the Issuer, and Moog Inc. and Joint Venture between the Issuer and Moog Inc.

Schedule 6
(a) Equity Interests of Issuer and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Owned
Workhorse Technologies Inc.	Workhorse Group Inc.	WT-001	1,000	100%
Workhorse Motor Works Inc.	Workhorse Group Inc.	WMW-001	200	100%
Workhorse Properties Inc.	Workhorse Group Inc.	WP-001	1,000	100%
Surefly, Inc.	Workhorse Technologies Inc.	C001	1,000	100%

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Owned
Certus Unmanned Aerial Systems LLC	Workhorse Group Inc.	n/a	50,000 units	50%

Note: Workhorse Group Inc. formed Certus Unmanned Aerial Systems LLC. Subject to the closing of the Asset Purchase Agreement entered into among Moog Inc., Surefly, Inc. and Workhorse Group Inc., Workhorse Group Inc. will have a 50% uncertificated interest (50,000 units) in Certus Unmanned Aerial Systems LLC.

Schedule 7
Instruments and Tangible Chattel Paper
1. Promissory Notes:

Payee	Payor	Principal Amount	Date of Issuance	Interest Rate	Maturity Date	Pledged [Yes/No]
None

2. Chattel Paper:

Description	Pledged [Yes/No]
None

Schedule 8(a)
Patents and Trademarks
PATENTS:

Code/Matter No.	Country	Serial Number	Application Date	Patent Number	Issue/ Grant Date	Expiration Date	Title	Assignee
AMPI	Canada	2523653	10/17/2005	2523653	12/22/2009	10/17/2025	VEHICLE CHASSIS ASSEMBLY	Workhorse Motor Works Inc
AMPI	United States	11/252,220	10/17/2005	7,717,464	05/18/2010	09/06/2026	Vehicle Chassis Assembly	Workhorse Motor Works Inc
AMPI	United States	11/252,219	10/17/2005	7,559,578	07/14/2009	09/06/2026	Vehicle Chassis Assembly	Workhorse Motor Works Inc
AMPI	United States	29/243,074	11/18/2005	D561,078	02/05/2008	02/05/2022	Vehicle Header	Workhorse Custom Chassis, LLC
AMPI	United States	29/243,129	11/18/2005	D561,079	02/05/2008	02/05/2022	Vehicle Header	Workhorse Custom Chassis, LLC
AMPI 10US	United States	13/283,663	10/28/2011	8,541,915	09/24/2013	12/16/2031	DRIVE MODULE AND MANIFOLD FOR ELECTRIC MOTOR DRIVE ASSEMBLY	Workhorse Technologies Inc.
AMPI 23U	United States	14/606,497	01/27/2015	9,481,256	11/01/2016	05/03/2035	ONBOARD GENERATOR DRIVE SYSTEM FOR ELECTRIC VEHICLES	Workhorse Technologies Inc.
AMPI 24A	United States	15/915,144	03/08/2018	Abandoned for Failure to Respond to Office Action on June 17, 2019	Taft can attempt to revive. Proposed Revival Approach to R. Willison		PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Inc.
AMPI 24U	United States	14/989,870	01/07/2016	9,915,956	03/13/2018	06/24/2036	PACKAGE DELIVERY BY MEANS OF AN AUTOMATED MULTI-COPTER UAS/UAV DISPATCHED FROM A CONVENTIONAL DELIVERY VEHICLE	Workhorse Group Inc.

TRADEMARKS:

Code/Matter No.	Mark Name	Country	Current Owner	Application Number	Application Date	Registration Number	Registration Date	Classes	Goods
AMPI01	NOTHING OUTWORKS A WORKHORSE	Canada	AMP Trucks Inc.	1,053,053	03/30/2000	601,870	02/11/2004	12, .28
Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes

AMPI01	WORKHORSE CUSTOM CHASSIS	Canada	AMP Trucks Inc.	1,053,052	03/30/2000	601,775	02/10/2004	12, 28
Chassis, bodies and parts thereof for delivery trucks, recreational land vehicles, buses and other specialty motorized vehicles, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks, but specifically excluding utility cars for turf maintenance for use at golf courses, country clubs, municipalities, building complexes and large scale industrial complexes

AMPI01	Workhorse UFO and Logo	Canada	AMP Trucks Inc.	1,328,215	12/14/2006	757,840	01/26/2010	12	Chassis and bodies for recreational vehicles
AMPI01	WORKHORSE	Canada	AMP Trucks Inc.	1,468,395	02/04/2010	783,257	11/23/2010	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks
AMPI01	WORKHORSE	Mexico	Workhorse Custom Chassis, LLC	1068329	02/18/2010	1200569	02/10/2011	12
AMPI01	WORKHORSE CUSTOM CHASSIS	Mexico	Workhorse Custom Chassis, LLC	419462	04/05/2000	685022	01/31/2001	12
AMPI01	NOTHING OUTWORKS A WORKHORSE	Mexico	Workhorse Custom Chassis, LLC	419463	04/05/2000	685023	01/31/2001	12
AMPI01	WORKHORSE CUSTOM CHASSIS	United States	AMP Trucks Inc.	75/816,152	10/05/1999	2,413,878	12/19/2000	12
Chassis, bodies, and parts thereof, for recreational land vehicles, buses [ and specialized trucks, namely, auto transport trucks, concrete mixer trucks, dump trucks, garbage hauler trucks, oil-field trucks, stake and platform trucks, tank trucks, wrecker and tow trucks and scissors trucks ]

AMPI15IS	AMP	Iceland	AMP Electric Vehicles Inc.	1295/2011	05/052011	557/2011	5/1/2011	12	Electric drives for vehicles; Electric vehicles, namely, land vehicles
AMPI25	WORKHORSE	United States	AMP Trucks Inc.	78/571,788	2/21/2005	3,214,777	03/06/2007	12	Chassis, bodies, and parts thereof, for recreational land vehicles, buses and trucks
AMPI28	HORSEFLY	United States	Workhorse Group Inc.	87/770,725	01/25/2018			12	Package delivery systems consisting primarily of civilian drones
AMPI28CA	HORSEFLY	Canada	Workhorse Group Inc.	1909131	07/12/2018			12	Package delivery systems consisting primarily of civilian drones

AMPI 28CN	HORSEFLY	China P.R.	Workhorse Group Inc.	32402121	7/23/2018			12	Package delivery systems consisting primarily of civilian drones
AMPI 28EM	HORSEFLY	European Union	Workhorse Group Inc.	17930054	07/13/2018		11/27/2018	12, 39	Package delivery systems consisting primarily of civilian drones; drones; Vehicle leasing services; leasing of land vehicles (delivery trucks); leasing of drones
AMPI 28MX	HORSEFLY	Mexico	Workhorse Group Inc.	2075312	7/16/2018	1983272	3/26/2019	12	Package delivery systems consisting primarily of civilian drones

Schedule 8(b)
Copyrights
None.

Schedule 8(c)
Intellectual Property Licenses
Intellectual Property License Agreement between the Issuer and Lordstown Motors Corp. dated November 7, 2019
2) The following software licenses:

Manufacturer	Product	Total # of Seats
Microsoft	Windows Server User Cals	85
	Server 2016	9
	Project Online Pro	5
	Office 365 Business	7
	Office 365 Business Premium	26
	Visio Plan 2	2
	Windows 10 Pro	100
	SQL Server 2014	2
	Business Central(NAV)

Meraki	MX84-3Yr Firewall	1
	MX64-3Yr Firewall	2

Luxion	KeyShot	1

Adobe	CreativeCloud	1

Altaro	VM Backup	9

Techsmith	Snagit	1

Webroot	SecureAnywhere	100

Dessault	Solidworks Premium	9
	Solidworks Standard	11
	Solidworks Electrical Schematic 2D	8
	Solidworks Electrical 3D	6
	Solidworks Flow Simulation	1
	Solidworks Simulation	2
	Solidworks PDM Pro CAD Editor	14
	Solidworks PDM Pro Viewer 5 Pack	1
	Solidworks Composer 2019	2

Schedule 9

Account Name	Account Number	Account Description	Financial Institution	Financial Institution Address
Corporate Business Account	40-0712-9788	Checking Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Corporate Business Account	42-4047-6014	Debit Card Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Premium Business Money Market	41-0284-5707	Sweep Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Corporate Business Account	41-3018-9639	Blocked Account	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249
Premium Business Money Market	41-3019-0699	Money Market	PNC Bank	9180 Union Cemetery Rd. Cincinnati, OH 45249

Schedule 10
Insurance

Schedule 11
Other Collateral
(a) Agreements and Contracts with Governmental Authorities

Description
None

(b) Aircraft and Airplanes

Description	Pledged [Yes/No]
None

(c) Ships, Boats and Vessels

Description	Pledged [Yes/No]
None